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                                                                    EXHIBIT 10.5


                       GLOBAL CAPITATION AGREEMENT BETWEEN
                           GROUP HEALTH PLAN, INC. AND
                                BJC HEALTH SYSTEM

         THIS AGREEMENT, executed this 12th day of March, 1997 is between GROUP HEALTH PLAN, INC. ("GHP") on behalf of itself and its affiliated company, HEALTHCARE USA OF MISSOURI, LLC ("HCUSA") (collectively "Plan") and BJC HEALTH SYSTEM ("BJC") for the purpose of setting forth the terms and conditions under which BJC shall provide certain services to Plan, as defined herein. This Agreement shall become effective on the actual date of closing of the Asset Purchase Agreement between the GHP and BJC of even date herewith ("Effective Date"). For services rendered on or after its Effective Date, this Agreement supersedes and replaces any existing agreements between Plan and BJC, and between Plan and BJC Providers (as defined herein), relating to the same subject matter.


                                    SECTION 1
                                   DEFINITIONS

1.1 BENEFIT PLAN: The group agreement, certificate of coverage ("COC") and other documents that describe the terms and conditions of a Member's health care coverage and identifies the Covered Services that the Plan or a Payor has agreed to pay for on behalf of Members. For purposes of this Agreement unless otherwise specifically limited in an Exhibit, the term "Benefit Plan" shall include without limitation coverage provided under governmental and commercial insured products, (including without limitation Medicare Risk, Medicare Cost and Medicaid) or self-funded employer "administrative services only" arrangements ("ASO"), and other products offered or administered by Plan during the term of this Agreement and any extensions or renewals thereof.

1.2 BJC PROVIDER: A physician, facility or other health care provider, duly licensed and/or qualified under the laws of the jurisdiction in which Covered Services are rendered, that is an entity owned or controlled by, or under common control or affiliated with BJC, or is an employee of or under contract with such entity, and/or that has entered into an agreement with BJC for the provision of Covered Services to Members pursuant to this Agreement (including those providers listed in EXHIBIT B and those providers credentialed by BJC now or in the future pursuant to this Agreement).

1.3 BJC PROVIDER AGREEMENT: The agreement between a BJC Provider and BJC that describes such Provider's rights and obligations regarding the provision of Covered Services to Members, including BJC Members, in accordance with this Agreement. All BJC Provider Agreements shall comply with applicable state and federal laws and BJC shall use its best efforts to assure that all BJC Provider Agreements include a provision requiring compliance with the terms of this Agreement. To the extent BJC is able with best efforts to include such a provision, BJC agrees that it shall enforce the terms of BJC Provider Agreements.


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1.4  BJC SERVICE SITES: The locations where BJC has established or will establish BJC Providers or networks of BJC Providers which will be made available to Members under this Agreement. BJC's Service Sites are more specifically identified in EXHIBIT C.

1.5 COVERED SERVICES: All of the health care services and supplies covered under the Member's Benefit Plan and which are within the scope of services normally provided by any particular BJC Provider to patients other than Members.

1.6 EMERGENCY/EMERGENCY MEDICAL SERVICES: Term shall have the same meaning as that set forth in the applicable Benefit Plan, unless otherwise required by law, in which case such term shall have the meaning required by law.

1.7 MEDICAL CENTERS: The Medical Centers and accompanying assets and physician group practice transferred to BJC by Plan pursuant to that certain Asset Purchase Agreement between the parties of even date herewith.

1.8 MEDICALLY NECESSARY: Term shall have the same meaning as that set forth in the applicable Benefit Plan, unless otherwise required by law, in which case such term shall have the meaning required by law.

1.9 MEMBER: An individual who is properly enrolled in or through GHP and who is eligible to receive Covered Services under any Benefit Plan offered by or through Plan, it being the intent of the parties that this Agreement shall govern all services rendered by and between the parties on an "all product, all payor, all membership" basis. The term "Member" (including BJC Member, BJC Medicaid Member and BJC Medicare Member) is more specifically defined in EXHIBITS A-1, A-2, A-3 AND A-4.

1.10 OPERATING COMMITTEE: The group jointly formed by the parties and consisting of an equal number of representatives from each party (which shall include the Contact Persons identified by each party pursuant to the terms of this Agreement) and which will perform the advisory functions delineated in Section
10.8 of this Agreement.

1.11 PARTICIPATING PROVIDER: A health care professional or facility, including BJC Providers, that has or is governed by a written participation agreement which is in effect with Plan, directly or through another entity, to participate in one or more networks of providers for the purpose of rendering Covered Services to one or more groups of Members.

1.12 PAYOR: The entity, organization, agency or persons authorized by Plan to access one or more of Plan's networks of Participating Providers and that has the financial responsibility for payment of Covered Services covered by a Benefit Plan (and for certain types of Benefit Plans, Payor shall include Plan).

1.13 PLAN'S SERVICE AREA: Those counties in Missouri and Illinois in which Plan is now or in the future will be licensed, certified or otherwise authorized to offer Benefit Plans to Members. Plan's current Service Area is more fully described in EXHIBIT D.


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1.14 PRIMARY CARE PHYSICIAN/PCP: A Doctor of Medicine (M.D.) or a Doctor of
Osteopathy (D.O.) who (1) is a pediatrician, family practitioner, internist, or such other practitioner as required by law or authorized by Plan, (2) is duly licensed and qualified under the laws of the jurisdiction in which Covered Services are rendered; and (3) has been selected by a Member to provide or arrange for the provision of all Covered Services to that Member. To the extent a particular provision in this Agreement or any Exhibit refers only to a PCP who is a part of the BJC network of providers covered by this Agreement, such provision shall use the term "BJC PCP." To the extent a particular provision in this Agreement or any Exhibit refers only to PCPs who participate in one or more GHP networks of providers but who are not BJC PCPs, such provision shall use the term "Participating PCP."


1.15 REFERRAL AUTHORIZATION: The approval by a Member's PCP (or, for Medicaid Members, by HCUSA) in a format determined by Plan, which may be an electronic format, for a health professional or facility to render certain Covered Services to a Member.

1.16 REFERRAL PHYSICIAN: An M.D. or a D.O. (1) who is a BJC Provider or a Participating Provider, (2) who is duly licensed and qualified under the laws of the jurisdiction in which Covered Services are rendered, (3) who is not a PCP, and (4) to whom a Member has been referred by a PCP for the provision of specified Covered Services.

1.17 UTILIZATION REVIEW ("UR") AND/OR UTILIZATION MANAGEMENT ("UM"): Processes by which Plan (or, if applicable, by which BJC) reviews and determines the Medical Necessity and appropriateness of Covered Services provided or to be provided, to Members on a prospective, concurrent, or retrospective basis.

                                    SECTION 2
                          OBLIGATIONS OF PLAN OR PAYOR


2.1 PAYMENT TO BJC. For the services rendered by BJC pursuant to this Agreement, and for the provision of Covered Services to Members (including without limitation BJC Members) by providers (including without limitation BJC and Participating Providers), Plan/Payor shall pay BJC as provided in EXHIBITS A-1, A-2, A-3 AND A-4 depending on the type of Benefit Plan under which the Member to whom Covered Services is rendered is covered.


2.2 PLAN CONTACT PERSON. Plan shall provide BJC with the name of a Plan representative who shall be assigned to BJC to respond to questions regarding for Covered Services and other services under this Agreement (including without limitation claims, Member Services, eligibility, UM, credentialing and peer review). The name, title, address, telephone/fax number and, if available, accessible e-mail address of the Plan Contact Person shall be specified in EXHIBIT M.


2.3 MEMBER SERVICES. Plan shall perform Member services, including enrollment, responding to Member telephone and written inquiries, complaints, grievances and appeals, Member and Provider grievance processes, billing and collection of premium payments. BJC agrees that the Plan or Payors shall have the final discretionary authority to make all decisions


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with respect to claims related (and not professional liability or personal injury related) Member grievances and appeals whether pursued by Member through the Plan's Member and Provider grievance process or through regulatory authorities. The Plan shall act reasonably and in good faith in making all such determinations. The parties agree that to the extent BJC disagrees with a Plan grievance determination it shall be subject to the dispute resolution process delineated in Section 8 of this Agreement; however, any resolution to the dispute shall be enforceable only between the parties and shall not change the effect upon the Member involved in such grievance process who shall be protected by provisions set forth in Section 5 of this Agreement.


2.4 PROVIDER SERVICES. Plan shall retain oversight and review of BJC's performance of services relating to BJC Providers, including monitoring and oversight of recruitment and credentialing activities performed by BJC at such time as and to the extent such activities are delegated to BJC by Plan, and BJC's expansion, if any, of BJC's Service Sites during the term of this Agreement to provide Members additional access to BJC Providers within Plan's Service Area.

2.5 MARKETING, FINANCE AND UNDERWRITING. Plan shall perform sales and marketing, finance and underwriting functions in conformance with Plan's previous performance levels, including development and regulatory approval of new Benefit Plans, and underwriting services. Plan's underwriting services generally shall be performed in conformance with Plan's underwriting guidelines, standard Plan practices and sound business judgment with respect to the acceptance of new groups covered by this Agreement.

2.6 QUALITY IMPROVEMENT. Plan shall perform quality improvement functions including without limitation NCQA related activities as determined by Plan.

2.7 INFORMATION SYSTEMS. The parties shall work closely together to facilitate efficient transfers of information needed for performance of each of their duties under this Agreement. The parties agree that they shall use their best efforts to determine within 90 days from the date this Agreement is executed the forms of reports which shall be exchanged during the term of this Agreement. Such forms of reports, when completed, shall be attached as EXHIBIT E.

2.8 CLAIMS PROCESSING. Plan shall be responsible for processing claims for Covered Services provided to Members. Plan shall provide claims processing information to BJC in accordance with the timetables for and forms of reports set forth in EXHIBIT E, and shall use its reasonable efforts to provide the reports in mutually acceptable format, which may include an electronic format. Plan shall use the same efforts with respect to BJC Members as it uses with other Members (but in no event less than reasonable efforts in the ordinary course of business) to conduct coordination of benefits and other third party claims and subrogation recovery to the extent permitted by law (including without limitation the rules of the State of Missouri applicable to Medicaid Members).


2.9 REPRESENTATIONS AND WARRANTIES. Plan represents and warrants that (1) it has been and will continue to be properly formed, licensed, and certified pursuant to the laws of the jurisdiction in which the services in this Agreement are rendered; (2) it has the unqualified


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authority to and hereby binds itself to all of the terms and conditions of this
Agreement, including any Appendices, Attachments and Exhibits, as applicable;
(3) the reports showing the number of Members who have selected a PCP whose principal practice is located at a Medical Center provided to BJC through the due diligence process that preceded the Effective Date of this Agreement are true and accurate as of the date on which such reports were generated (a copy of the reports are attached hereto as EXHIBIT F; (4) it shall maintain adequate capital and surplus, and operate in a financially sound fashion such that it remains in compliance with applicable state and federal laws.


2.10 REFERRAL CONTRACTS. From and after the Effective Date of this Agreement, Plan agrees that it shall not execute or renew a contract for the provision of Covered Services to BJC Members which requires an exclusive referral arrangement, or which requires BJC and/or BJC Providers to make referrals in connection with a BJC Member to any individual Participating Provider, or group of Participating Providers in the absence of BJC's express written consent, which consent shall not be unreasonably withheld.

2.11 ADDITIONAL PLAN OR PAYOR OBLIGATIONS. Additional obligations and performance standards of Plan or Payor are set forth in the Exhibits to this Agreement.

                                    SECTION 3
                               OBLIGATIONS OF BJC

3.1 PROVIDER REQUIREMENTS: BJC shall arrange for BJC Providers to provide Covered Services to all Members regardless of the type of Benefit Plan or Payor covering such Member and regardless of the frequency or degree such Members utilize Covered Services. BJC shall, and shall use its best efforts to cause BJC Providers to, cooperate with all medical management, utilization management, credentialing, quality assessment, peer review, or other similar programs established by Plan and/or by BJC under this Agreement. BJC shall use its best efforts to assure that BJC Providers comply with all applicable obligations set forth in this Agreement and BJC shall assure that BJC Providers comply with the member protection/no balance billing provisions set forth in this Agreement, with applicable obligations set forth in BJC Provider Agreements, including without limitation the following:


         (1) BJC Providers shall provide Covered Services to all Members, and shall accept all Members as new patients in accordance with the terms of this Agreement and at least on the same basis as BJC Provider is accepting non-Members as new patients without regard to type of Benefit Plan or Payor, race, religion, gender, color, national origin, age or physical or mental health status.

         In addition, BJC agrees that each of the Medical Centers shall remain adequately staffed with BJC Providers and BJC PCPs to provide continuous capacity to serve no less than 1000 Members per Medical Center in addition to the number of Members served as of the Effective Date. Employed, owned, and controlled BJC Providers (including those under common control with BJC) shall not, in any event, close their provider panel to Members and simultaneously remain open to payors not covered by this Agreement.


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         (2) BJC Provider may inquire regarding the current status of the
         Member's eligibility for Covered Services by requesting presentation by the Member of his or her identification card or by contacting Plan during normal office hours. However, if Plan subsequently learns or determines that the individual was not eligible for coverage for the services rendered, those services shall not be eligible for payment under this Agreement. BJC Provider may then directly bill the individual for such services. Notwithstanding the foregoing, in the event Plan confirms eligibility to a BJC Provider after 45 days following the effective date for the eligibility change, and BJC and BJC Provider use reasonable efforts to collect its fees for such services using customary collection practices (to include at least billing the Member through 2 billing cycles) and is unsuccessful in collecting such amounts from the Member, BJC and BJC Provider may submit such claims to Plan for payment at a rate of 50% of the fee schedules set forth in Exhibit A-4.

         (3) BJC Provider shall comply with protocols of Plan and/or BJC, including without limitation the following:

                  (i) Referral of Members only to other Participating Providers or BJC Providers unless otherwise authorized by Plan and BJC pursuant to the Member's Benefit Plan.

                  (ii)  Compliance with approved billing procedures of Plan.

                  (iii) Obtain prior authorization and/or precertification for certain Covered Services as defined by Plan.

                  (iv) Compliance with any provider administrative manual, credentialing plan or contracting standards, as modified from time to time by Plan and/or BJC.

         (4) If the Member's Benefit Plan requires the Member to receive all or any Covered Services from or upon Referral Authorization by a PCP or Plan, the following additional protocols must be adhered to when those Covered Services are provided by ancillary and referral providers and Referral Physicians: (i) Referrals to other Participating Providers, non-Participating Providers, and BJC Providers must first be authorized by the Member's PCP (or for Medicaid Members, by HCUSA); and (ii) Covered Services must be provided pursuant to the terms and limitations of the Referral Authorization issued by or on behalf of the Member's PCP or by HCUSA, as applicable.

         (5) BJC Provider shall comply with the following requirements for admitting Members to a hospital:

                  (i) Admit Members on the day of surgery, unless the Member's medical condition requires otherwise and BJC Provider has obtained prior authorization from Plan.


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                  (ii)  Notify Plan by telephone prior to a scheduled authorized admission of a Member.

                  (iii) In the event of an Emergency admission under the direction of BJC Provider, notify Plan within 24 hours of the admission or, for admissions occurring during a weekend or holiday, by the end of the first working day thereafter.

                  (iv) If BJC Provider is a Referral Physician and the Member's Benefit Plan requires the Member to receive all or any Covered Services from or upon Referral Authorization by a PCP or Plan, such BJC Provider also must notify the Member's PCP of all admissions and comply with applicable Plan required protocols when those Covered Services are provided.

         Failure to comply with the protocols of Plan may result in sanctions against BJC Provider, including without limitation loss of reimbursement to BJC in accordance with the performance standards and sanctions set forth in EXHIBIT G, and upon repeated failure to comply by a specific BJC Provider, sanctions up to and including termination of that BJC Provider's participation under this Agreement as set forth in EXHIBIT G.

         (6) BJC Provider and BJC shall cooperate with the Plan's (and for Medicaid Members, with the State of Missouri's) coordination of benefits, third party claims recovery and subrogation rules to the extent permitted by law.

3.2 PAYMENT TO PROVIDERS. BJC shall be solely financially responsible for the compensation remitted to BJC Providers and Participating Providers for all Covered Services rendered to BJC Members whether provided in or outside of Plan's Service Areas and BJC's Service Sites. BJC shall and shall ensure that BJC Providers hold harmless and indemnify Plan and Payor against any claims for compensation by a BJC Provider. BJC shall hold harmless and indemnify Plan and Payor against any claims for compensation by a Participating Provider for Covered Services for which GHP has made payment to BJC out of the Claims Payment Account. BJC shall and shall assure that Providers provide Plan with Referral Authorizations and other information required for Plan to process and reconcile claims presented for payment by Providers within no later than 60 days from the date of service. Failure to submit claims within 90 days of the date of service or inpatient discharge may result in BJC and BJC Providers forfeiting the right to payment for such claims (member protection provisions in Section 5 below apply). The process by which BJC Providers and Participating Providers are paid shall comply with the terms and conditions set forth in this Agreement (including without limitation Section 3.4 and Section 3.1) and in EXHIBIT A-1, AND A-2, A-3, AND A-4.

3.3 PROVIDER PARTICIPATION. BJC shall require that its BJC Providers who are PCPs participate solely with BJC for the purpose of rendering Covered Services to Members. BJC shall notify Plan promptly in the event it knows or becomes aware of PCPs who participate with more than one (1) medical group, IPA or PHO for the purpose of rendering Covered Services to Members. The parties understand and agree that BJC shall as soon as possible after the Effective


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Date but not later than October 1, 1997 use its reasonable efforts to contract and include in its network all physicians that are affiliated or under contract with BJC. Notwithstanding anything herein to the contrary, Plan may request that BJC recruit and, if such physician meets BJC criteria, accept as a BJC Provider a specific physician(s) who meets Plan's participation requirements. In the event Plan makes such a request and Plan demonstrates a reasonable need for such a physician, BJC shall use its best efforts to recruit such physician as a Provider. Plan agrees not to contract directly with such physician until 30 days after Plan makes such a request of BJC.


3.4 REPRESENTATIONS AND WARRANTIES. BJC represents and warrants that (1) it and BJC Providers have been and will continue to be properly formed, licensed, and certified pursuant to the laws of the jurisdiction in which the services in this Agreement are rendered; (2) it has the unqualified authority to and hereby binds itself and BJC Providers to all of the terms and conditions of this Agreement, including any Appendices, Attachments and Exhibits, as applicable; (3) BJC will enforce and include the required Member Protection and "no balance billing" provisions set forth in Section 5 of this Agreement in each of its contracts or other agreements with BJC Providers, and Members and Plan will explicitly be made beneficiaries of such provision; and (4) all documents reviewed by Plan prior to execution of this Agreement, including without limitation any balance sheets and financial statements, are true and accurate as of the date shown on such balance sheets and financial statements; and (5) BJC shall at all times remain in compliance with all covenants under all debt agreements and if BJC at any time is not in compliance with such covenants, BJC shall notify Plan simultaneously with any notification to any creditors, agencies, and/or regulators. BJC also agrees that if any terms in any BJC documents (including BJC Provider Agreements) conflict or appear to conflict with this Agreement, the terms in this Agreement (including any Appendices, Attachments and Exhibits, as applicable) shall prevail.


3.5 LAWS, REGULATIONS, LICENSURE. At all times during the term of this Agreement and any extensions thereof, BJC shall and shall assure that BJC Providers maintain and comply with all federal, state and local licenses, certifications and permits, without material restriction, which are required to provide the services BJC and BJC Providers are obligated to provide under this Agreement. At all times during the term of this Agreement and any extensions thereof, BJC shall (and shall assure that BJC Providers and BJC Provider Agreements) comply with all applicable federal and state laws and regulations related to this Agreement and the services to be provided hereunder; including but not limited to statutes and regulations related to fraud and abuse, physician incentive plan regulations, discrimination, disabilities, confidentiality, self-referral, false claims, NCQA and HCFA requirements (for example, PIP rules and prohibited marketing practices).

3.6 BJC CONTACT PERSON. BJC shall provide Plan with the name of a BJC representative who shall be assigned to Plan to respond to questions regarding Covered Services and other services under this Agreement (including without limitation claims, Member Services, eligibility, cash transfers to accounts established under the Exhibits to this Agreement, UM, credentialing and peer review). The name, title, address, telephone/fax number and, if available, an accessible e-mail address of the BJC Contact Person are set forth in the attached EXHIBIT M.



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3.7 ADDITIONAL BJC OBLIGATIONS. Additional obligations and performance standards of BJC and BJC Providers are set forth in the Exhibits to this Agreement.

                                    SECTION 4
                               DELEGATED FUNCTIONS


The parties acknowledge that it is their intent that subject to Plan's reasonable determination based on BJC meeting Plan standards, BJC will assume delegated responsibilities for certain functions under this Agreement. Therefore, at such time as BJC meets all Plan standards (including NCQA standards) related to the delegation of certain Credentialing and UM functions, and to the extent the parties mutually agree to delegate one or more other functions from Plan to BJC (such as, for example, claims processing) upon BJC meeting all mutually agreeable Plan standards, the function, the responsibilities and rights of both parties shall be set forth in EXHIBIT H to this Agreement.


                                    SECTION 5
                          MEMBER PROTECTION PROVISIONS

BJC shall assure that BJC and all BJC Providers comply with the terms of this
Section 5. BJC Provider shall accept as payment in full for Covered Services rendered to Members such amounts as are paid by BJC, and BJC shall accept as payment in full for Covered Services rendered by BJC Providers to Members such amounts as are paid by Plan/Payor pursuant to this Agreement. In no event, (including without limitation non-payment by BJC or Plan/Payor for Covered Services rendered to Members by Provider for whatever reason, including claim submission delays and/or UM sanctions, insolvency of BJC or Plan/Payor, or breach by BJC or Plan/Payor of any term or condition of this Agreement), shall BJC Provider or BJC bill, charge, collect a deposit from, seek compensation, remuneration or reimbursement from, or have any recourse against any Member for Covered Services eligible for payment under this Agreement, nor shall BJC or a BJC Provider bill a Member for the difference between BJC Provider's or BJC's charges and the amount BJC Provider/BJC has agreed to accept as full payment under this Agreement. BJC Provider shall collect from the Member and may retain collected Copayments, Deductibles or charges for services which are not Covered Services (whether by reason of an exclusion, exhaustion of benefits, benefit maximums, ineligibility of the Member to the extent permitted by the Exhibits to this Agreement, or similar bases, but not by reason of a UR determination) under the Member's Benefit Plan. Failure to comply with the provisions of this Section may result in sanctions including without limitation loss of reimbursement, payment of any Member's or Plan/Payor's costs of defense or collection arising out of such failure, up to and including financial penalties and/or termination of participation under this Agreement as described in the performance standards and sanctions provisions in EXHIBIT G.

BJC further agrees that: (i) the no balance billing provision herein shall survive the termination of the Agreement regardless of the cause giving rise to termination and shall be construed to be for the benefit of Members and Plan/Payor; and (ii) this no balance billing provision supersedes any oral or written contrary agreement now existing or hereafter entered between BJC and/or a BJC Provider and a Member or a person acting on his/her behalf.




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Any modification, addition or deletion to the provisions of this Section shall become effective on a date no earlier that sixty (60) days after the appropriate State Department of Insurance or applicable state and federal regulatory agency received written notice of such proposed change and has approved such change.

                                    SECTION 6
                              LIABILITY OF PARTIES


6.1 RESPONSIBILITY FOR DAMAGES. Each party shall retain responsibility for its own negligence and intentional misconduct. Each party shall be responsible for any and all third party damages, claims, liabilities, settlements, or judgments ("Actions") of the other party to the extent such Actions arise out of the party's breach of this Agreement, negligence or intentional wrongdoing. Any costs for such Actions incurred at any time by a party as a result of the other party's breach of this Agreement, negligence or intentional wrongdoing shall be paid for or reimbursed by the breaching party to the extent such costs arise out of the breaching party's breach, negligence or intentional wrongdoing provided that the breaching party has received reasonable and timely notice of and been given the opportunity to select counsel of its choice and defend against such Actions. In addition, the BJC and BJC Providers shall indemnify and hold harmless Plan from imputed, constructive or vicarious liability for any loss, expense or attorneys' fees incurred in the settlement or satisfaction of any personal injury or professional malpractice Action to the extent such liability proximately results from the negligent acts or omissions of BJC or BJC Providers, or their respective employees, agents or contractors ("Responsible Party"). This Section shall survive the termination of this Agreement.


6.2 BJC INSURANCE.


         (1) Professional Liability: BJC shall, and shall require BJC Providers to, procure and maintain professional liability insurance or self-insurance arrangements reasonably acceptable to Plan which covers the services BJC and BJC Providers are rendering under this Agreement, with minimum limits in the amounts of $1,000,000 per occurrence and $3,000,000 annual aggregate per facility which is a BJC Provider and, in the case of a BJC Provider physician, an equal to the greater of the applicable state required minimum or the standard then prevailing in the community in which such BJC Provider is located. BJC and facility/hospital BJC Providers also shall procure and maintain comprehensive general and/or umbrella liability insurance or self-insurance arrangement reasonably acceptable to Plan in the amount of $1,000,000 per occurrence and aggregate. BJC's and BJC Provider's professional liability insurance (or reasonably acceptable self-insurance) shall be either occurrence or claims made with an extended period reporting option under such terms and conditions as may be reasonably required by Plan and available for BJC and/or BJC Providers to purchase or arrange at a reasonable cost. Prior to or within 30 days following execution of this Agreement by BJC and at each policy renewal thereafter, BJC shall submit to Plan in writing evidence of the aforementioned coverages and of each BJC Provider's coverage. BJC shall notify Plan in writing within 15 days of any changes in carriers, termination of, renewal of, or other material changes in BJC's and/or BJC


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         Providers' liability insurance or coverage arrangement, including reduction of limits, erosion of aggregate, changes in retention or non-payment of premium.

         (2) Stop Loss: BJC shall provide for stop loss coverage in such amounts and types required in applicable statutes and regulations for any BJC Providers placed at Substantial Financial Risk (as that term is defined in applicable statutes and regulations, including without limitation the Health Care Financing Administration ("HCFA") Physician Incentive Plan ("PIP") regulations) in connection with this Agreement.


         (3) Errors and Omissions: BJC shall secure and maintain Errors and Omissions ("E & O") Coverage with such coverage limits as are reasonably acceptable to Plan and attached hereto as EXHIBIT I for any managed care delegated function, as defined herein, BJC undertakes pursuant to this Agreement.

In the event BJC fails to comply with the terms of this Section 6.2 after 30 days prior written notice from Plan to BJC, Plan may elect (but shall not be obligated to BJC or to BJC Providers) to purchase the appropriate insurance coverage on BJC's and/or BJC Provider's behalf and deduct the cost of such insurance coverage from amounts payable to BJC under this Agreement.

6.3 PLAN'S INSURANCE. Plan, at its sole cost and expense, shall procure and maintain comprehensive general liability, professional liability and other necessary insurance standard in the insurance industry and as required by applicable regulatory authorities to insure Plan and its employees, acting within the scope of their duties, against claims for damages caused by the negligence or intentional misconduct of Plan or its employees in connection with the performance of Plan's responsibilities under this Agreement. Such insurance shall have minimum limits of one $1 million per claim and three $3 million in the aggregate. Plan shall use its best efforts to provide BJC with written evidence of such coverage within 15 days of BJC's written request. Plan shall notify BJC within 15 days any cancellation, termination, non-renewal or material modification of any coverage maintained pursuant to this provision.


                                    SECTION 7
                                BOOKS AND RECORDS

7.1 MAINTENANCE OF AND PLAN ACCESS TO/AUDIT OF INFORMATION. BJC shall (and shall cause BJC Providers) to maintain, in accordance with standard and accepted practices, such medical, financial, accounting and other records ("Records") as shall be necessary or appropriate for Plan to monitor and review BJC's services under this Agreement, or to perform UR, QI, credentialing, billing/claims verification functions, or to prepare for the defense of a law suit in which Plan deems such records relevant, and to perform any other functions necessary for the administration of this Agreement, including without limitation ongoing medical chart reviews and access to other Records for purposes of HEDIS reporting, statistical reporting required by employer groups, and NCQA related activities. During regular business hours and upon reasonable notice and demand, Plan shall have access to, the right to audit and obtain copies of all information and records within the possession of or reasonably accessible to or under the control of BJC or BJC Providers which are related to the services provided under this Agreement, including those relating to Covered Services rendered by BJC Providers. Unless a longer time period is required by applicable statutes or regulations, Plan shall have such access during the term of this Agreement and for 10 years following its termination. Records or copies of records requested by Plan shall be provided within no more than 7 days from the date such request is made, except in the case of an audit or site visit by Plan where records or copies of records shall be provided at the time of the audit or site visit. Plan's access to peer review records of BJC Providers shall be granted only in accordance with Section 7.3 below.


BJC's or a BJC Provider's unreasonable refusal to grant access to its books, documents, subcontracts or records as requested by the Plan or as required by any Federal or State law or regulations shall constitute a breach of this Agreement, and may result in the imposition of sanctions up to and including financial penalties to the extent permitted by and described in the EXHIBIT G to be determined by the parties covering performance standards and sanctions, or in the case of repeated failure to comply by a specific BJC Provider, sanctions up to and including termination of that BJC Provider's participation under this Agreement to the extent permitted by and described in EXHIBIT G. In the event of a BJC Provider termination under such circumstances, BJC and/or a BJC Provider, as applicable, will not be entitled to any consequential, general or specific costs, expenses or damages of any kind, but shall be entitled to remuneration according to the terms of this Agreement for Covered Services rendered prior to the termination date.


7.2 AGENCY ACCESS TO INFORMATION. The federal, state and local government, accrediting organizations, and any of their authorized representatives shall have access to, and Plan, BJC and BJC Providers are authorized and hereby required to release, in accordance with applicable statutes, regulations, accrediting standards and guidelines, all information and records or copies of such, within their possession, under their control or accessible to them without undue burden, which are pertinent to and involve transactions related to this Agreement, and access which is necessary to comply with statutes, regulations, standards, and guidelines applicable to Plan, BJC or BJC Providers.

7.3 PLAN'S RIGHT TO BJC PROVIDER INFORMATION. Upon reasonable notice by Plan, BJC shall provide Plan with all reasonably requested information regarding each BJC Provider to the extent Plan's request pertains to a Member and BJC possesses such information or can obtain it without undue effort or expense. Plan reserves the right upon reasonable advance notice to review and obtain copies of any files related to the credentialing of any current or future BJC Providers during the term of this Agreement to the extent Plan's request pertains to a Member, or to the extent Plan has delegated applicable functions to BJC. Plan reserves the right to approve the Participation, on-site review and location, or require the imposition of sanctions upon or termination of any BJC Provider rendering services hereunder. Notwithstanding the foregoing, Plan shall not be provided copies of or access to the actual minutes of peer review proceedings conducted by or on behalf of a BJC Provider.

7.4 MAINTENANCE OF AND BJC ACCESS TO/AUDIT OF INFORMATION. Plan shall maintain, in accordance with standard and generally accepted practices, such medical, financial, accounting and other records ("Records") as shall be necessary or appropriate for BJC to monitor and review

Plan's services under this Agreement, or to perform other functions as may be delegated by Plan to BJC from time to time, or to prepare for the defense of a law suit in which BJC deems such records relevant, or to perform any other functions necessary for the administration of this Agreement. During regular business hours and upon reasonable notice and demand, BJC shall have access to, the right to audit and obtain copies of all information and records within the possession of or reasonably accessible to or under the control of Plan which are related to the services provided under this Agreement, including records relating to Members' claims processed by Plan. Unless a longer time period is required by applicable statutes or regulations, BJC shall have such access during the term of this Agreement and for ten (10) years following its termination. Records or copies of records requested by BJC shall be provided within no more than seven (7) days from the date such request is made, except in the case of an audit by BJC where records or copies of records shall be provided at the time of the audit.

Plan's unreasonable refusal to grant access to its books, documents, or records as requested by BJC or as required by any Federal or State law or regulations shall constitute a breach of this Agreement, and may result in the imposition of sanctions up to and including financial penalties to the extent permitted by and described in EXHIBIT G to be developed by the parties setting forth performance standards and related sanctions/penalties.

7.5 BJC'S RIGHT TO PARTICIPATING PROVIDER INFORMATION. Plan shall inform BJC of the termination of a Participating Provider (who is not a BJC Provider) who participates with or accepts referrals from BJC and BJC Providers the earlier of sixty (60) days prior to such Participating Provider's termination with Plan, or as soon after Plan receives notice of such Participating Provider's termination as possible.

7.6 PHYSICIAN INCENTIVE PLANS INFORMATION. Upon request, BJC shall provide Plan with information pertaining to its compensation arrangements ("Arrangements") that provide physician BJC Providers with incentive payments for referral services not directly provided by BJC Providers. The information furnished by BJC to Plan shall be of such type and in such form as the Plan may require to enable it to comply with federal law. In the event Plan permits BJC to provide Plan with an attestation concerning the type and scope of such Arrangements, Plan reserves the right but not the obligation to audit and inspect such documents of BJC as Plan deems necessary to substantiate the basis for BJC's attestation in accordance with the audit rights identified in this Section. Failure to timely comply with this section shall constitute a material breach of this Agreement and may result in sanctions up to and including financial penalties imposed upon BJC by Plan pursuant to an EXHIBIT G to be developed by the parties setting forth performance standards and related sanctions/penalties.

7.7 PRIVACY OF INFORMATION. BJC, Plan, Payor and BJC Provider shall maintain the privacy of all information regarding Members and BJC Providers in accordance with applicable statutes and regulations, standards and guidelines.

         (1) CONFIDENTIAL INFORMATION. The Plan, BJC and BJC Providers acknowledge that the terms and conditions of this Agreement in addition to certain information provided among themselves is confidential information, including without limitation Members' medical record information, rate and reimbursement information, product information, Membership lists, policies and procedures regarding all aspects of operations, including without limitation UM, QI, credentialing, claims processing and other strategic information whether made available in paper, electronic, computer or other form (the "Information"), and shall be treated as confidential, privileged or trade secret information. Such information shall be and remain the property of the party disclosing the information ("Disclosing Party"). The party receiving the information ("Receiving Party") shall promptly return such Information upon reasonable request by the Disclosing Party.


         A party may release Information only to: its affiliates, directors, partners, officers, employees, advisors and other representatives (its "Representatives"), who have a need to know such Information to perform duties pursuant to this Agreement, after informing them of their obligation to maintain the confidentiality of such Information as to third parties. BJC additionally agrees that Information shall not be disclosed to any Representative or to any employed, contracted or otherwise affiliated person or entity that directly or indirectly conducts or is related to any BJC managed care, insurance, health care financing, TPA, or related BJC activities or businesses without Plan's consent. BJC shall assure that no employee and no entity owned or controlled or under common control with BJC that Plan reasonably views as its competitor will have access to Information. Notwithstanding the foregoing, an employee or an entity owned or controlled or under common control with BJC that does not have access to the Information shall be excluded from the restrictions set forth in the previous 2 sentences to the extent BJC takes reasonable steps to assure that no such individual has access to the Information of any other entity (whether owned or affiliated) which can reasonably be characterized as a competitor of Plan (which steps shall be at least as stringent as those taken by BJC to protect its own Information). Each party shall be responsible if it's Representatives breach this Section. Neither party shall otherwise release nor disclose Information to third parties without the other party's prior written consent, except as required by law.


         Notwithstanding anything herein to the contrary and with the exception of Members' medical information, this Section shall not be applicable to Information that: (a) is or becomes generally available to the public other than as a result of a disclosure by a party or its Representatives; or (b) was or becomes available to the parties on a non-confidential basis prior to its disclosure by a party or its Representatives.

         (2) REQUEST FOR INFORMATION. In the event the Plan, BJC or BJC Providers receive (the "Receiving Party") a court order, subpoena or other governmental agency request for Information ("Request") pertaining to the Disclosing Party, the Receiving Party shall, as soon as practicable, but in no event more than two (2) working days after the receipt of such Request, notify the Disclosing Party of such Request. The Receiving Party may respond to such Request after it has given the Disclosing Party's General Counsel (or other attorney representing the Disclosing Party) an opportunity to review and make recommendations regarding the Receiving Party's response or take other appropriate action regarding such Request. In acknowledgment of the time-sensitive nature of such

         Requests, the Disclosing Party's General Counsel shall perform his or her review of such Request as expeditiously as possible.


         (3) RESTRICTIONS ON USE OF INFORMATION. A party and its Representatives may use Information only for the limited purpose of performing its obligations under this Agreement. BJC additionally agrees that Information shall not be used by BJC or any Representative or by any employed, contracted or otherwise affiliated person or entity that directly or indirectly conducts or is related to any BJC managed care, insurance, health care financing, TPA, or related BJC activities or businesses without Plan's consent. BJC shall assure that no employee and no entity owned or controlled or under common control with BJC that Plan reasonably views as its competitor will have access to Information. Notwithstanding the foregoing, an employee or an entity owned or controlled or under common control with BJC that does not have access to the Information shall be excluded from the restrictions set forth in the previous 2 sentences to the extent BJC takes reasonable steps to assure that no such individual has access to the Information of any other entity (whether owned or affiliated) which can reasonably be characterized as a competitor of Plan (which steps shall be at least as stringent as those taken by BJC to protect its own Information).

         (4) POST-TERMINATION INFORMATION OBLIGATIONS AND RESTRICTIONS. For a period of ten (10) years following the termination of this Agreement, the parties agree that they shall not disclose, or allow the improper use of, Information or the substance or terms of this Agreement to or by any third parties, except to the extent such information is necessary to perform the parties' post-termination duties, if any, under this Agreement or comply with applicable statutes, regulations, standards and guidelines. The parties also shall be permitted to disclose the terms of this Agreement to its attorneys, consultants and accountants, so long as these individuals are held to the confidentiality requirements and use restrictions set forth in this Section. Any use or disclosure of Information or the terms of this Agreement beyond the scope of this Section shall require the consent of the parties.


         Each party acknowledges the unique nature of the other party's Information and agrees that the other party will suffer irreparable harm in the event that the recipient of Information fails to comply with all of its obligations hereunder, and that in the event of breach of such obligations there would be no adequate remedy at law to fully compensate the non-breaching party. Accordingly, the parties hereby agree that the non-breaching party will be entitled to injunctive relief to enforce the terms hereof upon breach or anticipated breach by a party or by those with respect to whom that party has a duty to prevent disclosure or unauthorized use/misuse of Information, such injunctive relief to be cumulative with all other legal and equitable remedies available to the non-breaching party. Notwithstanding the foregoing, and in addition to any injunctive or other relief which may be available at or in equity, the parties agree that any breach of this Section shall entitle the non-breaching party to liquidated damages in the amount of One Million Dollars ($1,000,000).

This Section 7 (including without limitation subsection 7.7) shall survive the termination of this Agreement.

                                    SECTION 8
                             RESOLUTION OF DISPUTES

If any dispute or controversy shall arise between the parties hereto with respect to the making, construction terms, or interpretation of this Agreement; or the rights of any party hereto; or with respect to any transaction involved ("Dispute"); the parties involved shall make good faith efforts to settle the Dispute by negotiations by the Operating Committee designated in Section 10.8 below.

In the event a Dispute between Plan and/or Payor, and BJC and/or BJC Provider arises out of or is related to this Agreement (including without limitation the amount or type of sanctions one party imposes upon the other, or whether an "Adverse Change in the Law" has occurred which would entitle either party to terminate this Agreement, the parties involved shall make good faith efforts to settle the Dispute by negotiations by the Operating Committee. For purposes of this Agreement, the term Adverse Change in the Law shall mean new legislation, regulation, or a controlling decision by a court in the jurisdiction in which services are rendered under this Agreement that, in the opinion of Plan's and BJC's legal counsel, will substantively deprive one or both parties of the benefit of its or their bargain under this Agreement.

If the Operating Committee is unable to resolve a Dispute within thirty (30) days, the Operating Committee shall request the President of each party or his or her designee to resolve the Dispute. In the event the Dispute is not resolved within forty-five (45) days of the date one party initially sends written notice of the Dispute to the other party, and if any party wishes to pursue the Dispute, it shall be submitted to binding arbitration in accordance with the rules of the National Health Lawyers Association. In no event may arbitration be initiated more than one year following the initial sending of written notice of the Dispute. Any arbitration proceeding under this Agreement shall be conducted in St. Louis County, Missouri. The arbitrators shall have no authority to award any punitive or exemplary damages, or to vary or ignore the terms of this Agreement, and shall be bound by controlling law. If the Dispute pertains to a matter which is generally administered by certain Plan or BJC procedures, such as, for example, a credentialing, utilization management or quality improvement plan, the procedures set forth in that plan must be fully exhausted before any right to arbitration under this section may be invoked. Notwithstanding the foregoing, neither party shall be precluded from seeking injunctive or other relief in connection with the other party's breach or threatened breach of the terms of Section 6, Section 7.3, Section 7.7 or Section 10.3. This section shall survive termination of this Agreement.

                                    SECTION 9
                              TERM AND TERMINATION


9.1 TERM. The term of this Agreement shall be from the Effective Date through and including March 31, 2007.

9.2 RENEWAL PROCEDURE. On or before January 1, 2006, the parties shall commence good faith negotiations regarding the terms and conditions (including without limitation financial rates and/or arrangements) ("Renewal Conditions") for renewal of this Agreement and the time period of any renewal (the "Renewal Term"). The negotiation of Renewal Conditions and of the first Renewal Term shall be completed by the parties on or before July 1, 2006.


9.3 TERMINATION. This Agreement may be terminated as follows:

         (1) NONRENEWAL. If the parties have not reached final agreement regarding Renewal Conditions for the first Renewal Term on or before July 1, 2006, this Agreement shall expire on March 31, 2007. Either party may elect not to renew this Agreement at the end of any Renewal Term(s) by giving written notice of such election at least one hundred eighty (180) days prior to the end of such Renewal Term(s). Thereafter, this Agreement shall terminate upon the last day of the Renewal Term in which such notice was given.


         (2) FOR CAUSE.


                  (i) Material Breach. By either party, for the breach of a material term, condition or provision of this Agreement, after one hundred twenty (120) days advance written notice ("Notice"), specifying such material breach, to the other party provided that the breaching party shall have a minimum of thirty (30) days or longer reasonable period agreed to by the parties to correct or cure such material breach. If the breaching party fails or refuses to cure the material breach within such time, then the nonbreaching party may elect to terminate this Agreement. The remedy herein provided shall not be exclusive of, but shall be in addition to, any remedy available at law or in equity to the nonbreaching party.

                  (ii) Failure to pay/maintain financial obligations. BJC may terminate this Agreement after 30 days prior written notice to Plan in the event Plan fails to deposit funds into any Claims Payment Account(s) (as defined in and in accordance with the Exhibits to this Agreement) provided that Plan shall have 30 days to correct or cure its failure to pay. GHP may terminate this Agreement after 30 days prior written notice to BJC in the event BJC fails to maintain the required amount of continuously available funds accessible under one or more Letters of Credit required by the Exhibits to this Agreement.


         (3) UPON NOTICE. BJC may terminate this Agreement upon 180 days prior written notice in the event GHP is acquired by a provider based organization (or a subsidiary or affiliate of such organization) in the St. Louis market that is not a BJC Provider.

         (4) PLAN REQUEST FOR TERMINATION OF BJC PROVIDERS UPON NOTICE. With respect to a BJC Provider's participation in the provision of Covered Services hereunder, in the event the Plan requires by thirty (30) days prior written request that BJC terminate any individual BJC Provider's participation. Such termination shall not result in a termination of this Agreement. If appropriate to support compliance with adequate access standards applicable to Plan, in the event a BJC Provider is terminated from participation in this Agreement upon the request of the Plan, BJC shall use its best efforts to replace such BJC Provider as soon as practicable, but in no event in excess of sixty (60) days from the date of such BJC Provider's termination, and in the interim, shall promptly make appropriate arrangements to ensure the provision of Covered Services to Members.

         (5) IMMEDIATE TERMINATION OF INDIVIDUAL PROVIDERS. In the event that one of the events listed below occurs as to a BJC Provider, Plan may notify BJC that such BJC Provider is no longer eligible to provide Covered Services to Members and BJC shall thereafter immediately cause such BJC Provider to cease providing Covered Services to Members:

                  (i)      The events referenced herein include:

                           A. BJC's termination or suspension of a BJC
                           Provider's membership in BJC. Any notice required by this Section shall state the reason for such termination, or suspension, as the case may be.

                           B. Any action involving termination of or substantial limitation on a BJC Physician's or Provider's hospital privileges related to quality of care or ability to admit patients to any hospital or inpatient facility.

                           C. Any situation that requires a BJC Provider to notify a state or federal agency or licensing board that results in the termination, revocation or suspension of the BJC Provider's license or certification.

                           D. Any situation involving an investigation conducted or complaint filed by a state or federal agency or licensing board that restricts a BJC Hospital's ability to operate an acute care hospital, results in termination or substantial limitation being placed on a BJC Physician's license to practice medicine or osteopathy or a BJC Ancillary Provider's license or certification to provide professional services, provided that Plan shall consult with BJC prior to terminating a BJC Provider under this Section 9.3(5)(D).

                           E. A change in any BJC Provider's license to practice medicine or osteopathy, any form of reportable discipline against such license, a change in any BJC Provider's accreditation by JCAHO, or certifications including, but not limited to, those under Titles XVIII or XIX of the United States Code, or a marked change in any BJC Provider's license or certification to provide professional services or any form of reportable discipline against the same.

                           F. After Plan consults with BJC, in appropriate circumstances Plan may require the termination of a BJC Provider who or which is a defendant in a lawsuit or claim filed alleging professional malpractice involving a Member.


                           G. Any felony conviction of a BJC Provider.


                           H. Any BJC Provider's suspension or termination from participation in Medicare or any BJC Provider's suspension or involuntary termination from participation in the Medical Assistance program of any state.

                           I. Plan determines in good faith that the BJC Provider's continued provision of services to Members may result in, or is resulting in, danger to the health, safety or welfare of Members.

                           J. Plan determines in good faith that, after notice from Plan and opportunity to cure to BJC Provider and after consultation with BJC, the BJC Provider has not materially complied with the provisions of Plan's or BJC's Quality Improvement or Utilization Management Programs or the BJC Provider is unwilling or unable to work cooperatively in a managed care environment.

                           K. One of the events of default set forth in the applicable BJC Provider Agreement, occurs and Plan/BJC has complied with the applicable notice provisions set forth therein.

                  (ii) Reapplication. In the event that a BJC Provider is terminated hereunder, he/she may reapply to participate in the Plan network in accordance with Plan's standard policies and procedures. The parties understand and agree that Plan's standard policies and procedures may prohibit or delay reapplication in certain instances.


                  (iii) Corrective Action. If terminated for one of the items set forth immediately above, a BJC Provider may utilize Plan's then current applicable appeal procedure or other corrective action program, if such BJC Provider would otherwise have been entitled to utilize such appeal procedure or corrective action program (if such program exists at the time of termination).


         (6) RIGHT TO TERMINATE AGREEMENT IMMEDIATELY. Nothing herein will be construed as limiting the right of either party to terminate this Agreement immediately upon delivery of written notice if:

                  (i) Either party is unable to secure and/or fails to maintain the necessary governmental licenses or authority required for the performance of its duties under this Agreement, or

                  (ii) By Plan if BJC is unable to secure and/or fails to maintain the required professional liability coverage required under this Agreement, or (in addition to any remedies set forth in the Exhibits to this Agreement) if BJC fails to maintain the required Irrevocable Letter of Credit required by the Exhibits to this Agreement, or

                  (iii) The Plan determines, in its reasonable discretion, that the health, safety, or welfare of Members is jeopardized by continuation of this Agreement, or

                  (iv) In the event of fraud, intentional wrongdoing, or misrepresentation by either party with respect to a material term or obligation under this Agreement.

                  (v) In the event either party is prohibited from participation in a governmental sponsored Benefit Plan.

                  (vi) In the event either party files a petition in voluntary bankruptcy or corporate debt reorganization, makes an assignment for the benefit of creditors, admits in writing to its insolvency or inability to pay debts as they come due, consents to or has appointed on its behalf a trustee or receiver, or otherwise ceases to do business, or in the event any court of competent jurisdiction assumes custody or control of either parties' assets, or has an involuntary proceeding commenced under bankruptcy or liquidation law which is not dismissed within 60 days after the date of commencement of that proceeding.

9.4 OBLIGATIONS FOLLOWING TERMINATION.

         (1) CONTINUATION OF SERVICE. If this Agreement is terminated due to the insolvency of the Plan, BJC shall continue to provide or arrange for the provision of Covered Services to Members for the period of time through which payment for Covered Services has been received by the Plan from a Payor for that Member or those Members or the period of time required by law, whichever is greater. BJC shall be paid for Covered Services rendered at the rate that is in effect between the parties during the period immediately preceding termination on this basis.


         (2) COMMUNICATION WITH MEMBERS. If this Agreement is terminated, the Plan may notify Members, Payors, participating employers and Participating and BJC Providers that BJC no longer participates with the Plan in the provision of Covered Services to Members. If Members seek services, or Participating or BJC Providers, or non-Participating Providers order tests or seek services from BJC or BJC Providers after the date of termination, BJC shall inform such Members and BJC Providers that BJC no longer has an agreement with Plan to arrange for Covered Services to Members.. BJC shall otherwise not initiate communications with Members, verbally or in writing, concerning the termination of its participation with the Plan, unless the parties have agreed in writing to the content of such communications. Nothing in this Section or in this Agreement shall be construed to limit Physician-Patient communications regarding medical treatment or informed consent for treatment.


         (3) RESPONSIBILITY FOR MEMBERS AT TERMINATION. In the event of termination of this Agreement other than as provided in subsection 9.4(1) above, BJC and BJC Providers shall continue to provide Covered Services to Members in accordance with this Agreement for one year from the effective date of termination. Any such Covered Services rendered by BJC or BJC Providers to Members on a post-termination basis pursuant to this Section shall be reimbursed by the Plan or the appropriate Payor at the rate at which BJC and BJC providers are compensated during the period immediately preceding such termination.

         (4) TERMINATION OF PROVIDER UPON NOTICE. In the event a BJC Provider is terminated from participation in this Agreement upon notice, such termination will occur on the last day of the month in which the ninetieth (90th) day following the requisite notice occurs. In the event of such termination, and upon Plan's reasonable request taking into account the access and service needs of Members, BJC shall replace the terminated BJC Provider with a BJC Provider that meets the credentialing criteria specified in this Agreement and all of the Plan's Medical Management Program and Credentialing Plan requirements as soon as reasonably possible. While BJC is in the process of securing said replacement BJC Provider, BJC shall promptly make all necessary and appropriate arrangements to ensure that the access and service needs of Member receiving Covered Services under this Agreement are fulfilled.

         (5) PARTICIPATION AGREEMENTS. Upon termination of this Agreement, Plan shall have the right to contract directly with any BJC Provider upon terms to be agreed upon between Plan and such BJC Provider. BJC agrees that it shall not in any way interfere with Plan's contracting efforts. BJC further agrees that it shall include in any BJC Provider Agreement or impose as a condition of continued affiliation with BJC a clause, policy or provision prohibiting such BJC Provider from directly contracting with GHP upon termination of this Agreement.

         (6) INFORMATION SYSTEMS. Plan shall continue to provide BJC and BJC Providers with applicable information support services as required by this Agreement during the continuation period described in this Section 9.4.

         (7) ACCESS TO RECORDS. Consistent with the terms of Section 7.8(4) above, upon termination of this Agreement and for a period of 10 years from the date of termination, each party shall provide the other party with full access to (including the right to make copies of and/or use computer-readable and hard copies of) all data and information of the requesting party developed during the term of this Agreement relating to (i) the performance by BJC Providers under the Credentialing, UM/QA and related programs, and (ii) claims utilization case management payment and outcome data with respect to each Member provided any Covered Services during the term of this Agreement. During the Continuation Period and thereafter, each party agrees that it shall not in any manner disparage the other party (or any BJC or Participating Provider) or any products or services of such other party (or any BJC or Participating Provider).

                                   SECTION 10
                                  MISCELLANEOUS


10.1 NO SOLICITATION OF MEMBERS. The parties agree that during (1) the initial term of this Agreement, plus (2) any Renewal Term(s) of this Agreement, plus (3) the expiration of the continuation period set forth in Section 9.4(3) above, BJC and BJC Providers shall not, directly or through employed or contracted brokers, agents or producers, solicit, encourage, suggest, or otherwise communicate with ("Solicit") Members, or attempt to Solicit Members regarding changing such Members' health care coverage from Plan to another insurer, managed care, health care financing, TPA or similar entity or organization, ("Competitor") regardless of whether such Competitor is related to, under contract with, or otherwise affiliated with BJC. This Section shall survive termination of this Agreement. Nothing in this Section shall be construed to limit the physician/patient relationship or interfere with physician/patient communications regarding a patient's medical condition or informed consent to treatment.

10.2 NO SOLICITATION OF EMPLOYEES. Each party hereto agrees that so long as this Agreement is in effect and for a period of two (2) years after the date of termination of this Agreement whether for cause or by expiration of the term it shall not either directly or indirectly in any capacity whatsoever Solicit or attempt to Solicit any person who was employed by the other party hereto on a full or part-time basis while this Agreement was in effect to leave the employ of the other party hereto without the prior written consent of the other party. For purposes of this Agreement, indirect Solicitation shall not include advertising in professional journals and newspapers, provided the party so advertising does not request or advise such employee to submit an application for such advertised positions. This Section shall survive termination of this Agreement.


10.3 AMENDMENT. This Agreement may be amended only in writing, and the amendment must be executed by both parties. Modification by Plan of its Provider Manual, Credentialing Plan, Utilization Management Plan, Administrative Manual, Underwriting Guidelines, Sales and Marketing Plan, or other such internal documents, policies and procedures, shall not constitute an Amendment to this Agreement unless such modification materially conflicts with the provisions of this Agreement or materially increases BJC's responsibilities or financial obligations under this Agreement.

10.4 REGULATORY AMENDMENT. Plan also may amend this Agreement after discussion with BJC to comply with applicable statutes and regulations, standards and guidelines, and shall give notice to BJC of such amendment and its effective date. Such amendment will not require agreement by BJC.


10.5 ASSIGNMENT. Either party may assign all or any of its rights and responsibilities under this Agreement to any entity controlling, controlled by, or under common control with such party upon the other party's prior written consent which consent may be withheld or granted after taking into account the proposed assignee's ability to perform its obligations under this Agreement, including without limitation any and all financial obligations and the financial stability of such proposed assignee. Notwithstanding the foregoing, to the extent BJC agrees to provide a corporate guarantee acceptable to Plan of all representations, warranties, and obligations (including without limitation financial obligations) under this Agreement in connection with an assignment to an entity controlling, controlled by, or under common control with BJC, after 30 days prior written notice to Plan, BJC may complete such an assignment unless the Plan reasonably determines that the proposed assignee is a competitor of Plan. The form of such Corporate Guarantee is attached hereto as EXHIBIT J. The parties agree that in the event Plan believes the proposed assignee is a competitor of Plan, Plan shall so notify BJC within the 30 day notice period referenced herein. If BJC does not agree with Plan's designation of the proposed assignee as a competitor, the parties shall submit the issue to the dispute resolution process set forth in Section 8 this Agreement. Neither party may assign any of its rights and responsibilities under this Agreement to any other person or entity without the prior written consent of the other party, which consent may be withheld or granted after giving reasonable consideration to the proposed assignee's ability to perform its obligations under this Agreement, including without limitation any and all financial obligations and the financial stability of such proposed assignee.


10.6 RELATIONSHIP BETWEEN PLAN AND BJC AND PLAN AND BJC PROVIDERS. The relationships between Plan and BJC and between Plan and BJC Providers are solely that of independent contractors, and nothing in this Agreement or otherwise shall be construed or deemed to create any other relationship, including one of employment, agency or joint venture, or to interfere with the physician-patient relationship or with physician-patient communications regarding informed consent to medical treatment.

10.7 COOPERATION OF THE PARTIES. Plan and BJC will maintain an effective liaison and close cooperation with each other to facilitate each party's compliance with obligations under this Agreement. Plan will provide to BJC in advance when feasible copies of relevant Plan policies and procedures and updates as applicable.


10.8 AGREEMENT ADMINISTRATION/OPERATING COMMITTEE. The parties shall designate an Operating Committee to oversee the operation of this Agreement and the related provider contracts and to serve in an advisory capacity to the parties regarding implementation of this Agreement and ongoing concerns such as, for example, Benefit Plan design, information systems, underwriting guidelines, premium floor corridors, and delegated functions, if any. The Operating Committee shall consist of equal numbers of representatives from each party, in addition to the Contact Persons designated by the parties pursuant to Sections
2.2 and 3.6 above. The Operating Committee shall meet as frequently as necessary but no less than quarterly. The Committee shall have the authority to create temporary committees necessary for the implementation and/or effective operation of this Agreement.

10.9 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties in regard to its subject matter and replaces and supersedes any existing agreements between Plan and BJC, and between Plan and BJC Providers related to the same subject matter.

10.10 NAME, SYMBOL AND SERVICE MARK. During the term of this Agreement, BJC Provider, BJC, Plan and Payor shall have the right to use each other's name and make public reference to BJC Provider and BJC as a Participating Provider. BJC Provider, Plan, BJC and Payor shall not otherwise use each other's name, symbol or service mark without prior written approval.


10.11 GOVERNING LAW. To the extent not preempted by Federal Law, this Agreement shall be governed by and construed in accordance with the laws of the State of Missouri and the United States of America; including any provisions made applicable because of the Plan's participation in governmental benefit programs such as, for example, ERISA plans, the Federal Employee Health Benefit, Medicare or Medicaid programs.


10.12 SEVERABILITY. If any provision of this Agreement or an Exhibit, appendix, attachment, addendum or amendment is deemed to be unenforceable or invalid by a court or regulatory agency of competent jurisdiction, the remaining provisions shall remain in full effect unless the severance of that provision shall substantially deprive the parties of the benefits of their bargain.

10.13 REMEDIES. Any remedies available upon the breach of this Agreement shall be cumulative.

10.14 IMPOSSIBILITY OF PERFORMANCE. Neither party shall be deemed to be in violation of this Agreement if it is prevented from performing its obligations for reasons beyond its control, including without limitation, acts of God, disasters, strikes, Adverse Changes in the Law, applicable statutes or the actions of a governmental agency.

10.15 NOTICES. Any written notice required or contemplated by this Agreement shall be delivered or sent by hand-delivery or certified mail, return receipt requested, to the address given on the signature page of this Agreement or to such other address as the parties may specify, upon not less than thirty (30) days advance written notice, during the term of this Agreement. Notice shall be deemed to have been given on the date such notice is sent.

10.16 CONDITIONS PRECEDENT: The parties agree that (1) obtaining all required regulatory approvals of the form of this Agreement and (2) obtaining all required regulatory approvals of and closing upon that certain Asset Purchase Agreement between the parties shall be conditions precedent to the Effective Date and the implementation of this Agreement.

10.17 AFFIRMATIVE ACTION. Plan is an Equal Opportunity Employer which maintains an Affirmative Action Program. On or before 120 days from the effective date of this Agreement, BJC shall implement an Affirmative Action Plan and shall comply with Executive Order 11246, the Vietnam Era Veterans Readjustment Act of 1974, the Drug Free Workplace Act of 1988, the Vocational Rehabilitation Act and similar legislation in transactions relating to any government contract. The parties further agree to take affirmative action to ensure that applicants are employed and that employees are treated during employment without regard to their race, color, religious, creed, ancestry, national origin, sex, sexual orientation, or disability. Each party will ensure that all of its subcontractors will abide by these requirements and the requirements imposed on contractors and subcontractors under laws applicable due to Plan's participation in programs such as, for example, FEHBP, NCQA Medicare, Medicare Risk, and/or Medicaid. BJC further acknowledges receipt of Plan's Certificate of Compliance with Laws Relating to Equal Employment Opportunity, attached hereto as EXHIBIT K.

THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION THAT MAY BE ENFORCED BY THE PARTIES.

IN WITNESS WHEREOF, the parties have executed this Agreement on the 11th day of March, 1997.

GROUP HEALTH PLAN, INC.                      BJC HEALTH SYSTEM


By:                                          By:
    ------------------------------------        --------------------------------
     Richard H. Jones                             Edward Case
Its: President & Chief Executive Officer     Its: Executive Vice President of
                                                  Finance and Administration
     940 West Port Plaza, Suite 300               4444 Forest Parkway
     St. Louis, Missouri 63146                    St. Louis, Missouri  63108

HEALTHCARE USA OF MISSOURI, LLC

By:
    ------------------------------------
     Davina Lane
Its: President
     100 S. Fourth Street,  Suite 1100
     St. Louis, Missouri  63102

                                   EXHIBIT A-1
                           GLOBAL CAPITATION PAYMENTS

                             SECTION 1: DEFINITIONS

COPAYMENT: The amount a Member is required to pay and BJC Provider shall collect for certain Covered Services in accordance with the Member's Benefit Plan.

CUSTOMARY CHARGE: The reasonable and customary fees charged by a provider, Participating Provider or BJC Provider ("billed charges") which do not exceed the billed charges such provider would charge any other person regardless of whether the person is a Member.

DEDUCTIBLE: The annual amount of charges for Covered Services, as provided in the Member's Benefit Plan, which the Member is required to pay and which, to the extent applicable to Covered Services provided by BJC Provider, BJC Provider may collect in accordance with the Member's Benefit Plan.


BJC MEMBER: A Member who has selected or has been assigned to a BJC Provider (including without limitation a BJC Provider located in or associated with a Medical Center) as his or her PCP.

BJC PREMIUM: The amount of compensation to be paid to BJC for the services to be provided by or through BJC and BJC Providers, including without limitation, Covered Services rendered to BJC Members. BJC Premium shall be stated in this Exhibit as a percentage of Total Premium per BJC Member per month (see section
3.1 below). BJC Providers shall collect from Members and may retain collected Copayments, Deductibles or charges for services which are not Covered Services (whether by reason of an exclusion, exhaustion of benefits, benefit maximums, and recoveries from coordination of benefits, third party claims and subrogation to the extent permitted by law, and similar bases, but not amounts not paid by reason of a UM determination) under a Member's Benefit Plan. Such collected amounts shall be in addition to and shall not be deemed part of the BJC Premium.

TOTAL PREMIUM: The gross amount of premium actually collected by Plan for each BJC Member per month including the premium actually collected by Plan for each BJC Member for the issuance of a Rider attached to or made part of the BJC Member's Benefit Plan. The parties acknowledge that due to systems issues, as of the Effective Date of this Agreement for purposes of calculating the amount of monthly deposits into the Claims Payment Account, (1) for the first month under this Exhibit A-1, GHP is depositing an amount determined as the average gross premium per Member per month multiplied by the total number of Members who selected a Medical Center physician as such Member's PCP for the immediately preceding month (i.e., pre-execution/Effective Date); (2) for the second and subsequent months under this Exhibit A-1, GHP is depositing an amount determined as the average gross premium per BJC Member per month multiplied by the total number of BJC Members for the immediately preceding month plus or minus the adjustment for the amount determined as the amount of gross premium billed plus retroactive accretions and minus retroactive deletions, if any, (to the extent permitted in accordance with Section 3.5 of this Exhibit A-1) billed by Plan for each BJC Member per month for the immediately preceding month.

TOTAL PROVIDER PAYMENTS: The total amount of payments made by Plan to any providers, including BJC Providers, for the provision of Covered Services to BJC Members incurred during the applicable period (e.g., calendar year).

*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

TOTAL PROVIDER PAYMENTS: The total amount of payments made by Plan to any providers, including BJC Providers, for the provision of Covered Services to BJC Members incurred during the applicable period (e.g., calendar year).

                           SECTION 2: SCOPE OF EXHIBIT


The provisions of this Exhibit apply to Covered Services rendered to BJC Members who are covered by all commercial insured products (Benefit Plans) sponsored or issued by all Payors, regardless of whether such BJC Members receive Covered Services from BJC Providers, Participating Providers or non-Participating Providers within or outside of BJC's Service Sites or within or outside of Plan's Service Area.


                          SECTION 3: PAYMENT OBLIGATION
                                     [_]*


3.1 [__]*






3.2 INCENTIVE AND MINIMUM PREMIUM FLOOR. [SEE SCHEDULE A-1]

3.3 PAYMENT PROCESS FOR BJC MEMBERS. The parties agree that the following process shall be used to assure the timely payment of claims for BJC Members covered by Benefit Plans within the scope of this Exhibit:

         (1) Establishment of Claims Payment Account. The parties shall mutually agree upon the bank and type of account into which GHP shall deposit BJC Premium and out of which GHP shall process claims for Covered Services for BJC Members (the "Claims Payment Account"). The parties acknowledge that the Claims Payment Account may contain BJC Premium and BJC Medicare Premium (as that term is defined in Exhibit A-3) but not BJC Medicaid Premium (as that term is defined in Exhibit A-2). BJC shall complete such forms as may be required by the Bank to grant GHP the right to access funds necessary to pay claims from the Claims Payment Account. BJC and GHP shall jointly complete any forms necessary to allow BJC and GHP access to Claims Payment Account information (including without limitation monthly balance statements). The parties acknowledge that the Claims Payment Account shall remain the property of BJC and that any interest, earnings or other income derived or accrued on the investment of such account funds shall also be the property of BJC; provided, however, that BJC understands and agrees that under no circumstances may BJC directly withdraw funds from the Claims Payment Account without the prior written consent of Plan, which consent shall not be unreasonably withheld. Plan may withdraw from the Claims Payment Account amounts due to health care providers for the provision of Covered Services to BJC Members, including without limitation, amounts due to BJC Providers, Participating Providers and non-Participating providers under applicable fee schedules, Customary Charges and other fees-for-services and applicable capitation payments (such amounts are hereafter collectively referred to as "Claims") in accordance with the Claims payment procedures set forth in this Section 3.3. Plan shall not withdraw or access funds or any moneys from the Claims Payment Account or the BJC ILOC other than for the purposes described in this Section
         3. Plan shall provide BJC reports regarding Claims as required elsewhere in this Agreement.

         (2) Calculation of Claims Payment Account. On the fifteenth (15th) day of each calendar month or the next business day in the event the fifteenth (15th) day of the month is a Saturday, Sunday or bank holiday, GHP shall, after calculating Total Premiums and BJC Premium for the purpose of determining the deposit amount for each BJC Member per month, calculate and deposit into the Claims Payment Account an amount equal to the applicable BJC Premium that Plan collected from or on behalf of BJC Members.

         (3) Letter of Credit. BJC shall at all times maintain an Irrevocable Letter of Credit (the "BJC ILOC") (the form of which shall be attached hereto as EXHIBIT L attached to the Claims Payment Account which may be drawn upon directly by GHP in the event the Claims Payment Account does not have sufficient funds to pay for claims for Covered Services rendered to BJC Members. The BJC ILOC shall be continuously maintained in an amount equal to three months of claims for BJC Members averaged over the immediately preceding 6 months. BJC shall assure at any time and at all times during the any term of this Agreement and any extensions thereof, that (1) GHP at any time and from time to time may directly access the BJC ILOC, (2) GHP at any time and at all times has access to information on the BJC ILOC and (3) the BJC ILOC maintains a continuous minimum available and accessible amount equal to 3 months of claims for BJC Members averaged over the immediately preceding 6 months.

         (4)      Claims Payment Procedures and Access to BJC ILOC.

                  (i) Non-Capitation Payment Procedures. On a weekly basis, GHP shall perform a check run and determine the amount necessary to cover non-capitation Claims adjudicated for BJC Members during the immediately preceding week. GHP shall determine by confirming with the bank that the Claims Payment Account contains sufficient funds to cover the total amount of that non-capitation Claims check run and, upon receiving such confirmation, GHP shall release all checks for such Claims adjudicated for BJC Members during the immediately preceding week. In the event GHP receives information from the bank that the Claims Payment Account does not have sufficient funds to cover such non-capitation Claims check run, GHP shall notify the BJC Contact Person identified pursuant to Section 3 of this Agreement of the amount of the shortfall. BJC shall then have one business day to transfer the necessary amount via ACH transfer from an alternative BJC account into the Claims Payment Account. In the event BJC does not complete the ACH transfer, GHP may without further notice to BJC access the BJC ILOC in the amount necessary to cover the total amount of that non-capitation Claims check run and release the checks to cover the total amount of that check run. Within 2 business days of GHP's completion of accessing the BJC ILOC, BJC shall complete any and all steps necessary to maintain the continuous minimum BJC ILOC amount available to and accessible by GHP as required by subsection (3) above.

                  (ii) Capitation Payment Procedures. On a monthly basis, GHP shall perform a check run and determine the amount necessary to cover Capitation payments applicable to BJC Members during the current month. GHP shall determine by confirming with the bank that the Claims Payment Account contains sufficient funds to cover the total amount of the Capitation check run and, upon receiving such confirmation, GHP shall initiate an ACH transfer of sufficient funds from the Claims Payment Account into an account to be designated by GHP and, upon receiving confirmation of the ACH transfer, GHP shall release all checks for that Capitation check run. In the event GHP receives information from the bank that the Claims Payment Account does not have sufficient funds to cover that Capitation check run, GHP shall notify the BJC Contact Person identified pursuant to
                  Section 3 of the Agreement of the amount of the shortfall. BJC shall then have one business day to transfer the necessary amount via ACH transfer from an alternative BJC account into the Claims Payment Account. In the event BJC does not complete the ACH transfer, GHP may without further notice to BJC directly access the BJC ILOC in the amount necessary to cover the total amount of that Capitation check run and release the checks to cover the total amount of that Capitation check run. Within 2 business days of GHP's completion of accessing the BJC ILOC, BJC shall complete any and all steps necessary to maintain the continuous minimum BJC ILOC amount available to and accessible by GHP as required by subsection (3) above.

         (5) Provider Submission of and Adjustments to Claims for Covered Services. BJC shall assure that BJC Providers submit claims for BJC Member Covered Services to Plan in a manner and format prescribed by Plan. At Plan's request, BJC Provider may be required to submit such claims electronically in a manner and form agreed to by the parties and on at least 60 days notice to the BJC Provider. BJC Member Covered Services claims must be received by Plan no more than 60 days from the date the Covered Services were rendered. Provider agrees that claims received from and after 90 days from the date BJC Member Covered Services were rendered may be rejected for payment, at Plan's discretion; provided, however, that corrections or additions to such claims shall be considered by Plan if made within 30 days from BJC Provider's receipt of the initial claim payment.


         Unless otherwise directed by Plan, BJC shall assure that BJC Providers submit claims using current HCFA 1500 or UB92 forms with current HCPCS coding, if applicable, current ICD9 coding and current CPT coding. BJC Providers shall include in a claim the BJC Member number and BJC Provider's Customary Charge for the Covered Services rendered to a BJC Member during a single instance of service. If requested by Plan, BJC Provider shall also submit BJC Provider's Federal Tax I.D. number and/or other identifiers.

         Plan shall have the right to make corrective adjustments to any previous BJC Provider payment for a claim for Covered Services; provided, however, that any corrections shall be made either (1) within 6 months from receipt by Plan of such claim; (2) as part of an annual reconciliation procedure; or (3) at any time as part of a Plan audit of BJC's or BJC Provider's claims to the extent such claims adjustments arise out of billing errors, or improper, fraudulent or abusive billing practices.


         (6) Claims Responsibility. The parties understand and agree that under state and/or federal statutes and regulations governing insurers, HMOs and claims turnaround times/payment procedures, Plan may be required to pay any due and outstanding Claims even in the event that amounts then in the Claims Payment Account are unavailable to Plan and/or insufficient to pay such Claims, putting Plan at risk for Claims responsibility contrary to the intent of this Agreement. In the event Plan is required to make Claims payments under the circumstances described in this subsection 6, BJC agrees that to the extent the funds necessary to pay the Claims were not directly and timely available to GHP under the BJC ILOC, then , BJC shall hold harmless and indemnify Plan for any and all payments, losses, claims, liabilities, actions, suits, causes of action, administrative or regulatory proceedings, costs and expenses arising out of or related to such Claims payments. In addition, BJC shall assure that BJC Providers do not bill any Member for Covered Services if BJC Provider fails to submit claims in accordance with the terms and conditions set forth in this Agreement (including without limitation this and any other applicable Exhibits, appendices, addendums or attachments), and BJC shall indemnify and hold harmless Plan and BJC Member for all payments, losses, liabilities, claims, suits, actions, causes of action, costs and expenses incurred by Plan and BJC Member arising out of BJC Providers' failure to comply with the prohibition on billing contained in this Agreement, including without limitation this and any other Exhibits, appendices or attachments.


3.4 ELIGIBILITY AND BENEFIT VERIFICATION. Plan shall be responsible for the determination under each Benefit Plan covered under the scope of this Exhibit as to whether (i) a person receiving services, supplies, products or accommodations from a BJC Provider is a BJC Member, and (ii) the services, supplies, products and accommodation provided to a BJC Member are Covered Services. Plan shall provide BJC with the claims, eligibility and other reports identified in EXHIBIT E and Plan shall use its reasonable efforts to provide BJC and BJC Providers in the future with real time access to Plan's eligibility files to verify BJC Member eligibility and coverage. Plan agrees that eligibility verification processes shall be reasonable and consistently and uniformly applied to each BJC Provider. Plan shall make eligibility determinations according to its then current policies.


3.5 ADJUSTMENTS FOR RETROACTIVE ELIGIBILITY AND BENEFIT DETERMINATIONS: The parties acknowledge that Plan may from time to time make retroactive adjustments to eligibility and benefit determinations. Plan agrees to use reasonable efforts to keep such retroactive determinations to a minimum, and to enforce Benefit Plan provisions prohibiting such practices by employers to the extent reasonably possible using sound business judgment considering the particular employer group and Benefit Plan.


         (1) Retroactive Eligibility Cancellations. If a BJC Member's eligibility has been canceled retroactively, Plan may deduct from deposits to be made into the Claims Payment Account an amount equal to the BJC Premium previously deposited into the Claims Payment Account on account of such BJC Member after the date of the retroactive cancellation: provided, however, such amount shall not exceed an amount equal to 6 months of BJC Premium for such BJC Member. BJC shall assure that Plan may recoup from a BJC Provider any claims payments made to BJC Providers on behalf of such BJC Member during such time as the BJC Member was not eligible. BJC and BJC Providers may then bill such BJC Member for services rendered during such period of ineligibility, which billing shall not constitute a violation of the member protection and no balance billing provisions set forth in this Agreement.

         (2) Retroactive Eligibility Additions. If a BJC Member's enrollment in a BJC Provider's practice has been added retroactively, Plan shall make a deposit into the Claims Payment Account in an amount equal to the BJC Premium received (and Plan shall deduct from the Claims Payment Account an amount equal to the claims for Covered Services paid on behalf of such BJC Member) during the time period such BJC Member was eligible but not treated as a BJC Member for claims payment purposes. Such retroactive adjustments shall be made for a period not to exceed 6 months. BJC shall assure that Plan may offset and/or recoup from a BJC Provider any claims payments made to BJC Providers under another agreement or another Exhibit to this Agreement during such time as the BJC Member was eligible but not treated as a BJC Member for claims payment purposes.

The financial terms and conditions set forth in this Section 3.5 shall be BJC Provider's sole and exclusive remedy for failing to notify Plan of a BJC Member's enrollment in BJC Provider's practice.

                      SECTION 4: RECONCILIATION PROCEDURES


4.1 ACKNOWLEDGMENT. The parties understand and agree that because the BJC Premium and resulting amount paid into the Claims Payment Account differs for each Benefit Plan and BJC Member, and because the payment procedures differ for BJC Members and for BJC Medicaid Members, the calculations and reconciliations under this Section 4 shall not be aggregated and shall be made separately for the Medicaid Benefit Plan, and other Benefit Plans included under Section 2 of this Exhibit.

4.2 BJC QUARTERLY WITHDRAWALS FROM CLAIMS PAYMENT ACCOUNT. The parties agree that from and after the fifteenth month of this Agreement, BJC may request quarterly withdrawals from the Claims Payment Account. GHP shall grant BJC's request if the Claims Payment Account has sustained a continuous minimum balance of at least 110% of the average monthly claims payment averaged over the immediately preceding 12 month period experience.


4.3 ANNUAL PREMIUM RECONCILIATION. Within 180 days after the end of each calendar year (the "Annual Premium Reconciliation Period") identified in Section
3.1 of this Exhibit, Plan shall calculate the difference between (i) the BJC Premium Amount for the Annual Premium Reconciliation Period less any BJC Quarterly Withdrawals actually paid to BJC plus any amounts that were funded directly by BJC upon request of Plan or drawn upon or accessed via the BJC ILOC for the same period and (ii) the amount of Total Provider Payments made by Plan for Covered Services provided to BJC Members during such calendar year plus IBNR claims less any amounts actually recovered by Plan from an applicable reinsurer (the "Premium Reconciliation Amount"). In the event that the Premium Reconciliation Amount is a positive number Plan shall pay that amount to BJC within 15 days of the completion of the Annual Premium Reconciliation. In the event the Premium Reconciliation Amount is a negative number BJC shall pay that amount to Plan within 15 days after receipt from Plan of the results of the Annual Premium Reconciliation. Any claims for Covered Services provided to BJC Members which have been presented for payment or which have otherwise been identified but have not been paid within 150 days after the end of such calendar year shall be appropriately accrued for and included in the Annual Premium Reconciliation. Any such claims presented to Plan for payment following completion of the Annual Premium Reconciliation for a given calendar year shall be forwarded to BJC and payment of such claims shall be entirely BJC's responsibility. To the extent that Plan is required to pay any such claims it may offset such payments against BJC Premium amounts due to BJC in the future. Any premium payments received by Plan for a given calendar year from which BJC Premiums are required to be calculated and which are received after the completion of the Annual Premium Reconciliation for that calendar year shall be forwarded to BJC.

4.4 FINAL PREMIUM RECONCILIATION. In the event of termination of this Agreement Plan shall within 180 days of the effective date of termination calculate for any periods for which Premium Reconciliation Amounts have not already been calculated and paid (the "Final Reconciliation Period") the difference between:
(i) the BJC Premium Amount for such Final Reconciliation Period less any BJC Quarterly Withdrawals actually paid to BJC during the Final Reconciliation Period, plus any amounts that were actually funded directly by BJC upon request of Plan or drawn upon or accessed via the BJC ILOC for the same period and (ii) the amount of Total Provider Payments made by Plan for Covered Services provided to BJC Members during the Final Reconciliation Period plus claims for such Final Reconciliation Period less any amounts recovered by Plan from an applicable reinsurer not already calculated (the "Final Premium Reconciliation Amount") calculated consistently with Plan's other IBNR claims calculations. Any Final Premium Reconciliation Amounts owed by either party shall be paid within 90 days of receipt of notice of the Final Premium Reconciliation Amount. Any Premium Reconciliation Amounts previously calculated as due from one party to the other, but not yet paid shall be paid at the same time.

4.5 SUPPORTING INFORMATION; PREMIUM RECONCILIATION AUDIT RIGHTS. Within 180 days after the end of each calendar year and within 180 days of the effective date of termination of this Agreement Plan shall provide to BJC information establishing: (i) the Total Premium in respect of such calendar year; (ii) the Total Provider Payments in respect of such calendar year; and (iii) Plan's calculation of the BJC Premium amount and the Premium Reconciliation for such calendar year. BJC shall be entitled to review and to conduct an audit (either by BJC or by independent auditors acceptable to Plan) of Plan's books and records to verify such amounts and calculations as claimed by Plan. Any such review and/or audit shall be conducted at BJC's expense. If as the result of any such review or audit it is determined that the Premium Reconciliation as conducted by Plan was incorrect, Plan shall promptly correct the Premium Reconciliation. In the event BJC and Plan are unable after good faith efforts for at least 60 days to resolve a dispute with regard to any such amount or calculation such dispute shall be settled in accordance with the dispute resolution provisions of this Agreement.

4.6 ANNUAL CLAIMS AUDIT RIGHTS. From and after October 1, 1997, BJC shall have the right to conduct quarterly audits of Plan's performance of the claims processing and claims payment function under this Agreement, but not more frequently than two times per year. Such an annual audit shall be conducted at BJC's sole expense, shall be completed within 180 days of the end of each year for the immediately preceding year, and shall be performed by a nationally recognized third party reasonably acceptable to Plan in view of Plan's reasonable competitive concerns. Such third party shall have access to and be entitled to review Plan's applicable Participating Provider agreement fee information, if any, and other books and records necessary to verify whether claims were correctly paid by Plan. Plan shall be given the opportunity to comment on the auditor's report prior to release, and all such comments shall be disclosed to BJC. The auditor's report to BJC shall specifically not include any blanket references to or specific or general disclosures of Plan's fee schedules or other rate or payment arrangements with non BJC Providers, but shall instead confirm to BJC whether Plan correctly paid the amount of the claim in accordance with the bill or the Plan Participation Agreement in effect with such claimant, as applicable. In the event the auditor's report to BJC states that Plan has not paid specific claims correctly, Plan shall use the same efforts it uses in the ordinary course of business with respect to non-BJC claims to recover the amount incorrectly paid. Any amounts recovered by Plan shall be deposited into the Claims Payment Account.


                  {Remainder of page intentionally left blank}

*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.


                                  SCHEDULE A-1
                    INCENTIVE AND MINIMUM PREMIUM ADJUSTMENTS


It is the intent of the parties to incent BJC, BJC Providers and GHP to grow the size and enrollment of BJC Members in Benefit Plans covered by Exhibit A-1, while maintaining high patient and member satisfaction and appropriate Benefit Plan pricing in comparison to GHP's St. Louis market competitors' pricing practices for substantially similar employer groups and Benefit Plans, adjusted by age/sex/industry/benefit package.

                                      [_]*

*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

                                     [__]*

*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.



                                      [_]*

                                   EXHIBIT A-2
                        PAYMENT FOR BJC MEDICAID MEMBERS


                             SECTION 1: DEFINITIONS

COPAYMENT: The amount a Member is required to pay, if any, and BJC Provider shall collect for certain Covered Services in accordance with the Member's Benefit Plan.

COVERED SERVICES: All health care services and supplies covered by or on behalf of a BJC Medicaid Member except for transportation services as defined in the Medicaid Benefit Plan which shall be retained by HealthCare USA of Missouri, LLC ("HCUSA").

CUSTOMARY CHARGE: The reasonable and customary fees charged by a provider, Participating Provider or BJC Provider ("billed charges") which do not exceed the then-current Medicaid Fee Schedule.

DEDUCTIBLE: The annual amount of charges for Covered Services, if any is provided in the Member's Benefit Plan, which the Member is required to pay and which, to the extent applicable to the Covered Services provided by BJC Provider, BJC Provider may collect in accordance with the Member's Benefit Plan.

BJC MEMBER: A Member who has selected or has been assigned to a BJC Provider (including without limitation a BJC Provider located in or associated with a Medical Center) as his or her PCP.

BJC MEDICAID MEMBER: A BJC Member covered by the Missouri MC Plus program and enrolled in HCUSA. The parties acknowledge that not all BJC Providers may participate in the Medicaid program or agree to provide Covered Services for BJC Medicaid Members under the terms of this Exhibit A-2.

BJC PREMIUM: The amount of compensation to be paid to BJC for the services to be provided by or through BJC and BJC Providers, including Covered Services rendered to BJC Medicaid Members. BJC Premium shall be stated in this Exhibit as a percentage of Total Premium per BJC Medicaid Member per month (see section 3.1 below), which percentage shall be reduced by $.81 per BJC Medicaid Member per month, to reflect HCUSA's retention of responsibility for transportation services from Covered Services as defined herein. BJC Providers shall collect from BJC Medicaid Members and may retain collected Copayments. Deductibles or charges for services which are not Covered Services (whether by reason of an exclusion, exhaustion of benefits, benefits maximums, and recoveries from coordination of benefits, third party claims and subrogation to the extent permitted by law, and similar bases, but not amounts not paid by reason of a UM determination) under a BJC Medicaid Member's Benefit Plan. Such collected amounts shall be in addition to and shall not be deemed part of the BJC Premium.

TOTAL PREMIUM: The amount of premium actually collected by Plan from the State of Missouri for each BJC Medicaid Member per month and such other payments actually collected by Plan from the State of Missouri for each BJC Medicaid Member (i.e., Kick payments) to the extent the parties agree such payments are permitted by law. The parties acknowledge that due to systems issues, as of the Effective Day of this Agreement, for purposes of calculating the amount of monthly deposits into the Claims Payment Account, HCUSA is depositing an amount determined as the amount of premium received plus retroactive accretions and minus retroactive deletions Plan for each BJC Medicaid Member per month.

*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

TOTAL PROVIDER PAYMENTS: The total amount of payments made by Plan to any providers, including BJC Providers, for the provision of Covered Services to BJC Medicaid Members incurred during the applicable period (e.g., calendar year).

                           SECTION 2: SCOPE OF EXHIBIT

The provisions of this Exhibit apply to Covered Services rendered to BJC Medicaid Members, regardless of whether such BJC Medicaid Members receive Covered Services from BJC Providers, Participating Providers or non-Participating Providers within or outside of BJC's Service Sites or within or outside of Plan's Service Area.

                          SECTION 3: PAYMENT OBLIGATION
                                     [_]*


3.1  [__]*





3.2 PAYMENT PROCESS FOR BJC MEDICAID MEMBERS. The parties agree that the following process shall be used to assure the timely payment of claims for BJC Medicaid Members covered by Benefit Plans within the scope of this Exhibit:

         (1) Establishment of Claims Payment Account. The parties shall mutually agree upon the bank and type of segregated account into which HCUSA shall deposit only BJC Premium and out of which HCUSA shall process claims only for Covered Services for BJC Medicaid Members (the "Claims Payment Account"). BJC shall complete such forms as may be required by the Bank to grant HCUSA the right to access funds necessary to pay claims from the Claims Payment Account. BJC and HCUSA shall jointly complete any forms necessary to allow BJC and HCUSA access to Claims Payment Account information (including without limitation monthly balance statements). The parties acknowledge that the Claims Payment Account shall remain the property of BJC and that any interest, earnings or other income derived or accrued on the investment of such account funds shall also be the property of BJC; provided, however that BJC understands and agrees that under no circumstances may BJC directly withdraw funds from the Claims Payment Account without the prior written consent of HCUSA, which consent shall not be unreasonably withheld. HCUSA may withdraw from the Claims Payment Account amounts due to health care providers for the provision of Covered Services to BJC Medicaid Members, including without limitation, amounts due to BJC Providers, Participating Providers and non-Participating providers under applicable fee schedules, Customary Charges and other fees-for-services and PCP capitation payments (such amounts are hereafter collectively referred to as "Claims") in accordance with the Claims payment procedures set forth in this Section 3.2. HCUSA shall not withdraw or access funds or any moneys from the Claims Payment Account or access the BJC Irrevocable Letter of Credit other than for the purposes described in this Section 3. HCUSA shall provide BJC reports regarding Claims as required elsewhere in this Agreement. At no time shall funds in the Claims Payment Account established pursuant to this Exhibit A-2 be commingled with funds from any other account or Benefit Plans covered under this Agreement or any other Exhibit to this Agreement.

         (2) Calculation of Claims Payment Account. On the twentieth (20th) day of each calendar month or the next business day in the event the 20th day of the month is a Saturday, Sunday or bank holiday, HCUSA shall, after collecting and reconciling the premium payment from the State of Missouri, calculate and deposit into the Claims Payment Account an amount equal to the applicable BJC Premium for all BJC Medicaid Members for the immediately preceding calendar month.

         (3) Letter of Credit. BJC shall at all times maintain an Irrevocable Letter of Credit (the "BJC ILOC") (the form of which shall be attached hereto as EXHIBIT L-2) attached to the Claims Payment Account specifically established for BJC Medicaid Member claims pursuant to this Exhibit A-2, which may be drawn upon directly by HCUSA in the event the Claims Payment Account does not have sufficient funds to pay for claims for Covered Services rendered to BJC Medicaid Members. The BJC ILOC shall be continuously maintained in an amount equal to three months of claims for BJC Medicaid Members averaged over the immediately preceding 6 months. BJC shall assure at any time and at all times during the any term of this Agreement and any extensions thereof, that
         (1) HCUSA at any time and from time to time may directly access the BJC ILOC, (2) HCUSA at any time and at all times has access to information on the BJC ILOC and (3) the BJC ILOC maintains a continuous minimum available and accessible amount equal to 3 months of claims for BJC Medicaid Members averaged over the immediately preceding 6 months.


         (4) Claims Payment Procedures and Access to BJC ILOC. On a weekly basis, HCUSA shall perform a check run and determine the amount necessary to cover the claims adjudicated for BJC Medicaid Members during the immediately preceding week. HCUSA shall determine by confirming with the bank that the Claims Payment Account contains sufficient funds to cover the total amount of that check run and, upon receiving such confirmation, HCUSA shall release all checks for claims received for BJC Medicaid Members during the immediately preceding week. In the event HCUSA receives information from the bank that the Claims Payment Account does not have sufficient funds to cover the claims, HCUSA shall notify the BJC Contact Person identified pursuant to Section 3 of this Agreement of the amount of the shortfall. BJC shall then have one business day to transfer the necessary amount via ACH transfer from an alternative BJC account into the Claims Payment Account. In the event BJC does not complete the ACH transfer, HCUSA may without further notice to BJC access the BJC ILOC in the amount necessary to cover the total amount of that check run and release the checks to cover the total amount of that check run. Within 2 business days of HCUSA's completion of accessing the BJC ILOC, BJC shall complete any and all steps necessary to maintain the continuous minimum BJC ILOC amount available to and accessible by HCUSA as required by subsection (3) above.


         (5) Provider Submission of and Adjustments to Claims for Covered Services. BJC shall assure that BJC Providers submit claims for BJC Medicaid Member Covered Services to Plan in a manner and format prescribed by Plan. At Plan's request, BJC Provider may be required to submit such claims electronically in a manner and form agreed to by the parties and on at least 60 days notice to the BJC Provider. BJC Medicaid Member Covered Services claims must be received by Plan no more than 60 days from the date the Covered Services were rendered. BJC and BJC Provider agrees that claims received from and after 90 days from the date BJC Medicaid Member Covered Services were rendered may be rejected for payment, at Plan's discretion; provided, however, that corrections or additions to such claims shall be considered by Plan if made within 30 days from BJC Provider's receipt of the initial claim payment.

         Unless otherwise directed by Plan, BJC shall assure that BJC Providers submit claims using current HCFA 1500 or UB92 forms with current HCPCS coding, if applicable, current ICD9 coding and current CPT coding. BJC Providers shall include in a claim the BJC Medicaid DCN Member number and BJC Provider's Customary Charge for the Covered Services rendered to a BJC Medicaid Member during a single instance of service. BJC Provider also shall submit BJC Provider's Federal Tax I.D. number and/or other identifiers.

         Plan shall have the right to make corrective adjustments to any previous BJC Provider payment for a claim for Covered Services; provided, however, that any corrections shall be made either (1) within 6 months from receipt by Plan of such claim;
         (2) as part of an annual reconciliation procedure; or (3) at any time as part of a Plan audit of BJC's or BJC Provider's claims to the extent such claims adjustments arise out of billing errors, or improper, fraudulent or abusive billing practice.

         (6) Claims Responsibility. The parties understand and agree that under state and/or federal statutes and regulations governing insurers, HMOs and claims turnaround times/payment procedures, Plan may be required to pay any due and outstanding Claims even in the event that amounts then in the Claims Payment Account are unavailable to Plan and/or insufficient to pay such Claims, putting Plan at risk for Claims responsibility contrary to the intent of this Agreement. In the event Plan is required to make Claims payments under the circumstances described in this subsection 6, BJC agrees that to the extent the funds necessary to pay the Claims were not directly and timely available to HCUSA under the BJC ILOC, then , BJC shall hold harmless and indemnify Plan for any and all payments, losses, claims, liabilities, actions, suits, causes of action, administrative or regulatory proceedings, costs and expenses arising out of or related to such Claims payments. In addition, BJC shall assure that BJC Providers do not bill any BJC Medicaid Member for Covered Services if BJC Provider fails to submit claims in accordance with the terms and conditions set forth in this Agreement (including without limitation this and any other applicable Exhibits, appendices, addendums or attachments), and BJC shall indemnify and hold harmless Plan and BJC Medicaid Member and the Missouri Department of Medical Services for all payments, losses, liabilities, claims, suits, actions, causes of action, costs and expenses incurred by Plan and BJC Medicaid Member arising out of BJC Providers' failure to comply with the prohibition on billing contained in this Agreement, including without limitation this and any other Exhibits, appendices or attachments.

3.3 ELIGIBILITY AND BENEFIT VERIFICATION. Plan shall be responsible for the determination whether (i) a person receiving services, supplies, products or accommodations from a BJC Provider is a BJC Medicaid Member, and (ii) the services, supplies, products and accommodation provided to a BJC Medicaid Member are Covered Services. Plan shall provide BJC with the claims and eligibility reports attached hereto as EXHIBIT E and Plan shall use its reasonable efforts to provide BJC and BJC Providers in the future with real time access to Plan's eligibility files to verify BJC Medicaid Member eligibility and coverage. Plan agrees that its eligibility verification processes shall be reasonable and consistently and uniformly applied to each BJC Provider. Plan shall make eligibility determinations according to its then current policies.


3.4 ADJUSTMENTS FOR RETROACTIVE ELIGIBILITY AND BENEFIT DETERMINATIONS: The parties acknowledge that Plan may from time to time make retroactive adjustments to eligibility and benefit determinations. Plan agrees to use reasonable efforts to keep such retroactive determinations to a minimum; eligibility, however, is controlled by the State of Missouri.


         (1) Retroactive Eligibility Cancellations. If a BJC Medicaid Member's eligibility has been canceled retroactively, Plan may deduct from deposits to be made into the Claims

         Payment Account an amount equal to the BJC Premium previously deposited into the Claims Payment Account on account of the retroactive cancellation. BJC shall assure that Plan may recoup from a BJC Provider any claims payments made to BJC Providers on behalf of such BJC Medicaid Member during such time as the BJC Medicaid Member was not eligible. BJC and BJC Providers may then bill State of Missouri if the BJC Medicaid Member has become eligible under the Medicaid Fee-For-Service program. In the event the BJC Medicaid Member is not eligible under the Medicaid Fee-For-Service program, BJC Provider may bill the BJC Medicaid Member for services rendered during such period of ineligibility using customary billing procedures, which billing shall not constitute a violation of the member protection and no balance billing provisions set forth in this Agreement.

         (2) Retroactive Eligibility Additions. If a BJC Medicaid Member's enrollment in a BJC Provider's practice has been added retroactively, Plan shall make a deposit into the Claims Payment Account in an amount equal to the BJC Premium received (and Plan shall deduct from the Claims Payment Account an amount equal to the claims for Covered Services paid on behalf of such BJC Medicaid Member) during the time period such BJC Medicaid Member was eligible but not treated as a BJC Medicaid Member for claims payment purposes. BJC shall assure that Plan may offset and/or recoup from a BJC Provider any claims payments made to BJC Providers under another agreement or another Exhibit to this Agreement during such time as the BJC Medicaid Member was eligible but not treated as a BJC Medicaid Member for claims payment purposes.

The financial terms and conditions set forth in this Section 3.4 shall be BJC Provider's sole and exclusive remedy for failing to notify Plan of a BJC Medicare Member's enrollment in BJC Provider's practice.


                      SECTION 4: RECONCILIATION PROCEDURES


4.1 ACKNOWLEDGMENT. The parties understand and agree that because the BJC Premium and resulting amount paid into the Claims Payment Account differs for each Benefit Plan covered by this Agreement, and because the payment procedures differ for BJC Medicare Members, for BJC Members, and for BJC Medicaid Members, the calculations and reconciliations under this Section 4 shall not be aggregated and shall be made separately for the Medicaid Benefit Plan, and other Benefit Plans, if any, included under Section 2 of this Exhibit.

4.2 BJC QUARTERLY WITHDRAWALS FROM CLAIMS PAYMENT ACCOUNT. The parties agree that from and after the fifteenth month of this Agreement, BJC may request quarterly withdrawals from the Claims Payment Account. HCUSA shall grant BJC's request if the Claims Payment Account has sustained a continuous minimum balance of at least 110% of the average monthly claims payment averaged over the immediately preceding 12 month period experience.

4.3 ANNUAL PREMIUM RECONCILIATION. Within 180 days after the end of each calendar year identified in Section 3.1 of this Exhibit, Plan shall calculate the difference between (i) the BJC Premium Amount for such calendar year less any BJC Quarterly Withdrawals actually paid to

BJC plus any amounts that were actually funded by BJC upon request or drawn upon or accessed by the BJC ILOC and (ii) the amount of Total Provider Payments made by Plan for Covered Services provided to BJC Medicaid Members during such calendar year plus IBNR claims less any amounts actually recovered by Plan from an applicable reinsurer (the "Premium Reconciliation Amount"). In the event that the Premium Reconciliation Amount is a positive number Plan shall pay that amount to BJC within 15 days of the completion of the Annual Premium Reconciliation. In the event the Premium Reconciliation Amount is a negative number BJC shall pay that amount to Plan within 15 days after receipt from Plan of the results of the Annual Premium Reconciliation. Any claims for Covered Services provided to BJC Medicaid Members which have been presented for payment or which have otherwise been identified but have not been paid within 150 days after the end of such calendar year shall be appropriately accrued for and included in the Annual Premium Reconciliation. Any such claims presented to Plan for payment following completion of the Annual Premium Reconciliation for a given calendar year shall be forwarded to BJC and payment of such claims shall be entirely BJC's responsibility. To the extent that Plan is required to pay any such claims it may offset such payments against BJC Premium amounts due to BJC in the future. In the event Plan receives any premium payments for a given calendar year from which BJC Premiums are required to be calculated after the completion of the Annual Premium Reconciliation for that calendar year, Plan shall forward BJC Premiums to BJC.


4.4 FINAL PREMIUM RECONCILIATION. In the event of termination of this Agreement Plan shall within 180 days of the effective date of termination calculate for any periods for which Premium Reconciliation Amounts have not already been calculated and paid (the "Final Reconciliation Period") the difference between:
(i) the BJC Premium Amount for such Final Reconciliation Period less any BJC Quarterly Withdrawals actually paid to BJC during the Final Reconciliation Period plus any amounts that were actually funded by BJC upon request or drawn upon or accessed by the BJC ILOC and (ii) the amount of Total Provider Payments made by Plan for Covered Services provided to BJC Medicaid Members during the Final Reconciliation Period plus claims for such Final Reconciliation Period less any amounts recovered by Plan from an applicable reinsurer not already calculated (the "Final Premium Reconciliation Amount") calculated consistently with Plan's other IBNR claims calculations. Any Final Premium Reconciliation Amounts owed by either party shall be paid within 90 days of receipt of notice of the Final Premium Reconciliation Amount. Any Premium Reconciliation Amounts previously calculated as due from one party to the other, but not yet paid shall be paid at the same time.

4.5 SUPPORTING INFORMATION; PREMIUM RECONCILIATION AUDIT RIGHTS. Within 180 days after the end of each calendar year and within 180 days of the effective date of termination of this Agreement Plan shall provide to BJC information establishing: (i) the Total Premium in respect of such calendar year; (ii) the Total Provider Payments in respect of such calendar year; and (iii) Plan's calculation of the BJC Premium amount and the Premium Reconciliation for such calendar year. BJC shall be entitled to review and to conduct an audit (either by BJC or by independent auditors acceptable to Plan) of Plan's books and records to verify such amounts and calculations as claimed by Plan. Any such review and/or audit shall be conducted at BJC's expense. If as the result of any such review or audit it is determined that the Premium Reconciliation as conducted by Plan was incorrect BJC and Plan shall promptly correct the

Premium Reconciliation. In the event BJC and Plan are unable after good faith efforts for at least 60 days to resolve a dispute with regard to any such amount or calculation such dispute shall be settled in accordance with the dispute resolution provisions of this Agreement.

4.6 ANNUAL CLAIMS AUDIT RIGHTS. From and after October 1, 1997, BJC shall have the right to conduct quarterly audits of Plan's performance of the claims processing and claims payment function under this Agreement, but not more frequently than two times per year. Such an annual audit shall be conducted at BJC's sole expense, shall be completed within 180 days of the end of each year for the immediately preceding year, and shall be performed by a nationally recognized third party reasonably acceptable to Plan in view of Plan's reasonable competitive concerns. Such third party shall have access to and be entitled to review Plan's applicable Participating Provider agreement fee information, if any, and other books and records necessary to verify whether claims were correctly paid by Plan. Plan shall be given the opportunity to comment on the auditor's report prior to release, and all such comments shall be disclosed to BJC. The auditor's report to BJC shall specifically not include any blanket references to or specific or general disclosures of Plan's fee schedules or other rate or payment arrangements with non BJC Providers, but shall instead confirm to BJC whether Plan correctly paid the amount of the claim in accordance with the bill or the Plan Participation Agreement in effect with such claimant, as applicable. In the event the auditor's report to BJC states that Plan has not paid specific claims correctly, Plan shall use the same efforts it uses in the ordinary course of business with respect to non-BJC claims to recover the amount incorrectly paid. Any amounts recovered by Plan shall be deposited into the Claims Payment Account.

                                   EXHIBIT A-3
                        PAYMENT FOR BJC MEDICARE MEMBERS

                             SECTION 1: DEFINITIONS

COPAYMENT: The amount a Member is required to pay and BJC Provider shall collect for certain Covered Services in accordance with the Member's Benefit Plan.

CUSTOMARY CHARGE: The reasonable and customary fees charged by a provider, Participating Provider or BJC Provider ("billed charges") which do not exceed the billed charges such provider would charge any other person regardless of whether the person is a Member.

DEDUCTIBLE: The annual amount of charges for Covered Services, as provided in the Member's Benefit Plan, which the Member is required to pay and which, to the extent applicable to Covered Services provided by BJC Provider, BJC Provider may collect in accordance with the Member's Benefit Plan.

BJC MEMBER: A Member who has selected or has been assigned to a BJC Provider (including without limitation a BJC Provider located in or associated with a Medical Center) as his or her PCP.

BJC MEDICARE MEMBER: A BJC Member who is covered by a Medicare Cost or a Medicare Risk product offered by or through Plan.

BJC PREMIUM: The amount of compensation to be paid to BJC for the services to be provided by or through BJC and BJC Providers, including Covered Services rendered to BJC Medicare Members. BJC Premium shall be stated in this Exhibit as a percentage of Total Premium per BJC Medicare Member per month (see section 3.1 below). BJC Providers shall collect from BJC Medicare Members and may retain collected Copayments, Deductibles or charges for services which are not Covered Services (whether by reason of an exclusion, exhaustion of benefits, benefit maximums, and recoveries from coordination of benefits, third party claims and subrogation to the extent permitted by law, and similar bases, but not amounts not paid by reason of a UM determination) under a Member's Benefit Plan. Such collected amounts, if any, shall be in addition to and shall not be deemed part of the BJC Premium.


TOTAL PREMIUM: The amount of gross premium actually collected and other payments actually received by Plan to the extent permitted by law for each BJC Medicare Member per month. The parties acknowledge that due to systems issues, as of the Effective Date of this Exhibit A-3, for purposes of calculating the amount of monthly deposits into the Claims Payment Account, (1) for the first month under this Exhibit A-3 GHP is depositing an amount determined as the average gross premiums per Member per month for Medicare Risk and for Medicare Cost Members multiplied by the number of Medicare Risk and Medicare Cost Members who selected a PCP whose practice was located in the Medical Centers for the immediately preceding month; (2) for the second and subsequent months of this Exhibit A-3, GHP is depositing an amount for each Medicare Risk and Medicare Cost Member an amount determined as the average gross premium

*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.



per Member per month multiplied by the total number of BJC Medicare Members for the immediately preceding month plus or minus the adjustment for the amount determined as the amount of premium billed plus retroactive accretions and minus retroactive deletions, if any, (but only to the extent permitted in accordance with Section 3.6 of this Exhibit A-3) billed by Plan for each BJC Medicare Member per month who has enriched benefits, plus or minus the adjustment for the reconciliation for the amount of premium actually collected from the Health Care Financing Administration ("HCFA") by Plan for each BJC Medicare Member per month for the immediately preceding month.

TOTAL PROVIDER PAYMENTS: The total amount of payments made by Plan to any providers, including BJC Providers, for the provision of Covered Services to BJC Medicare Members incurred during the applicable period (e.g., calendar year).


                           SECTION 2: SCOPE OF EXHIBIT

The provisions of this Exhibit apply to Covered Services rendered to BJC Medicare Members, regardless of whether such BJC Medicare Members receive Covered Services from BJC Providers, Participating Providers or non-Participating Providers within or outside of BJC's Service Sites or within or outside of Plan's Service Area.

                          SECTION 3: PAYMENT OBLIGATION
                                     [___]*

3.1  [___]*

3.2 PAYMENT PROCESS FOR BJC MEDICARE MEMBERS. The parties agree that the following process shall be used to assure the timely payment of claims for BJC Medicare Members covered by Benefit Plans within the scope of this Exhibit:


         (1) Establishment of Claims Payment Account. The parties shall mutually agree upon the bank and type of account into which GHP shall deposit BJC Premium and out of which GHP shall process claims for Covered Services for BJC Medicare Members (the "Claims Payment Account"). The parties acknowledge that the Claims Payment Account may contain BJC Premium and BJC Medicare Premium (as that term is defined in Exhibit A-3) but not BJC Medicaid Premium (as that term is defined Exhibit A-2). BJC shall complete such forms as may be required by the Bank to grant GHP the right to access funds necessary to pay claims from the Claims Payment Account. BJC and GHP shall jointly complete any forms necessary to allow BJC and GHP access to Claims Payment Account information (including without limitation monthly balance statements). The parties agree that the Claims Payment Account shall remain the property of BJC and that any interest, earnings or other income derived or accrued on the investment of such account funds shall also be the property of BJC; provided, however, that BJC understands and agrees that under no circumstances may BJC directly withdraw funds from the Claims Payment Account without the prior written consent of Plan, which consent shall not be unreasonably withheld. Plan may withdraw from the Claims Payment Account amounts due to health care providers for the provision of Covered Services to BJC Medicare Members, including without limitation, amounts due to BJC Providers, Participating Providers and non-Participating providers under applicable fee schedules, Customary Charges and other fees-for-services and applicable capitation payments (such amounts are hereafter collectively referred to as "Claims") in accordance with the Claims payment procedures set forth in this Section 3.2. Plan shall not withdraw or access funds or any moneys from the Claims Payment Account or the Claims Assurance Account other than for the purposes described in this Section 3. Plan shall provide BJC reports regarding Claims as required elsewhere in this Agreement.

         (2) Calculation of Claims Payment Account. On the fifteenth (15th) day of each calendar month or the next business day in the event the fifteenth (15th) day of the month is a Saturday, Sunday or bank holiday, GHP shall, after calculating Total Premiums and BJC Premium for the purpose of determining the deposit amount for each BJC Medicare Member per month, calculate and deposit into the Claims Payment Account an amount equal to the applicable BJC Premium that Plan collected from or on behalf of BJC Medicare Members.

         (3) Letter of Credit. BJC shall at all times maintain an Irrevocable Letter of Credit (the "BJC ILOC") (the form of which shall be attached hereto as EXHIBIT L) attached to the Claims Payment Account which may be drawn upon directly by GHP in the event the Claims Payment Account does not have sufficient funds to pay for claims for Covered Services rendered to BJC Medicare Members. The BJC ILOC shall be continuously maintained in an amount equal to three months of claims for BJC Medicare Members averaged over the immediately preceding 6 months. BJC shall assure at any time and at all times during the any term of this Agreement and any extensions thereof, that (1) GHP at any time and from time to time may directly access the BJC ILOC, (2) GHP at any time and at all times has access to information on the BJC ILOC and (3) the BJC ILOC maintains a continuous minimum available and accessible amount equal to 3 months of claims for BJC Medicare Members averaged over the immediately preceding 6 months.

         (4) Claims Payment Procedures and Access to BJC ILOC.

                  (i) Non-Capitation Payment Procedures. On a weekly basis, GHP shall perform a check run and determine the amount necessary to cover non-capitation Claims only adjudicated for BJC Medicare Members during the immediately preceding week. GHP shall determine by confirming with the bank that the Claims Payment Account contains sufficient funds to cover the total amount of that non-capitation Claims check run and, upon receiving such confirmation, GHP shall release all checks for such Claims received for BJC Medicare Members during the immediately preceding week. In the event GHP receives information from the bank that the Claims Payment Account does not have sufficient funds to cover such non-capitation Claims check run, GHP shall notify the BJC Contact Person identified pursuant to Section 3 of this Agreement of the amount of the shortfall. BJC shall then have one business day to transfer the necessary amount via ACH transfer from an alternative BJC account into the Claims Payment Account. In the event BJC does not complete the ACH transfer, GHP may without further notice to BJC access the BJC ILOC in the amount necessary to cover the total amount of that non-capitation Claims check run and release the checks to cover the total amount of that check run. Within 2 business days of GHP's completion of accessing the BJC ILOC, BJC shall complete any and all steps necessary to maintain the continuous minimum BJC ILOC amount available to and accessible by GHP as required by subsection (3) above.

                  (ii) Capitation Payment Procedures. On a monthly basis, GHP shall perform a check run and determine the amount necessary to cover Capitation Claims applicable to BJC Medicare Members during the current month. GHP shall determine by confirming with the bank that the Claims Payment Account contains sufficient funds to cover the total amount of the Capitation check run and, upon receiving such confirmation, GHP shall initiate an ACH transfer of sufficient funds from the Claims Payment Account into an account to be designated by GHP and, upon receiving confirmation of the ACH transfer, GHP shall release all checks for that Capitation check run. In the event GHP receives information from the bank that the Claims Payment Account does not have sufficient funds to cover that Capitation check run, GHP shall notify the BJC Contact Person identified pursuant to Section 3 of the Agreement of the amount of the shortfall. BJC shall then have one business day to transfer the necessary amount via ACH transfer from an alternative BJC account into the Claims Payment Account. In the event BJC does not complete the ACH transfer, GHP may without further notice to BJC directly access the BJC ILOC in the amount necessary to cover the total amount of that Capitation check run and release the checks to cover the total amount of that Capitation check run. Within 2 business days of GHP's completion of accessing the BJC ILOC, BJC shall complete any and all steps necessary to maintain the continuous minimum BJC ILOC amount available to and accessible by GHP as required by subsection (3) above.


         (5) Provider Submission of and Adjustments to Claims for Covered Services. BJC shall assure that BJC Providers submit claims for BJC Medicare Member Covered Services to Plan in a manner and format prescribed by Plan. At Plan's request, BJC Provider may be required to submit such claims electronically in a manner and form agreed to by the parties and on at least 60 days notice to the BJC Provider. BJC Medicare Member Covered Services claims must be received by Plan no more than 60 days from the date the Covered Services were rendered. BJC and BJC Provider agrees that claims received from and after 90 days from the date BJC Medicare Member Covered Services were rendered may be rejected for payment, at Plan's discretion; provided, however, that corrections or additions to such claims shall be considered by Plan if made within 30 days from BJC Provider's receipt of the initial claim payment.

         Unless otherwise directed by Plan, BJC shall assure that BJC Providers submit claims using current HCFA 1500 or UB92 forms with current HCPCS coding, if applicable, current ICD9 coding and current CPT coding. BJC Providers shall include in a claim the BJC Medicare Member number and BJC Provider's Customary Charge for the Covered Services rendered to a BJC Medicare Member during a single instance of service. If requested by Plan, BJC Provider shall also submit BJC Provider's Federal Tax I.D. number and/or other identifiers.

         Plan shall have the right to make corrective adjustments to any previous BJC Provider payment for a claim for Covered Services; provided, however, that any corrections shall be made either (1) within 6 months from receipt by Plan of such claim; (2) as part of an annual reconciliation procedure; or (3) at any time as part of a Plan audit of BJC's or BJC Provider's claims to the extent such claims adjustments arise out of billing errors, or improper, fraudulent or abusive billing practices.


         (6) Claims Responsibility. The parties understand and agree that under state and/or federal statutes and regulations governing insurers, HMOs and claims turnaround times/payment procedures, Plan may be required to pay any due and outstanding Claims even in the event that amounts then in the Claims Payment Account are unavailable to Plan and/or insufficient to pay such Claims, putting Plan at risk for Claims responsibility contrary to the intent of this Agreement. In the event Plan is required to make Claims payments under the circumstances described in this subsection 6, BJC agrees that to the extent the funds necessary to pay the Claims were not directly and timely available to GHP under the BJC ILOC, then, BJC shall hold harmless and indemnify Plan for any and all payments, losses, claims, liabilities, actions, suits, causes of action, administrative or regulatory proceedings, costs and expenses arising out of or related to such Claims payments. In addition, BJC shall assure that BJC Providers do not bill any BJC Medicare

         Member for Covered Services if BJC Provider fails to submit claims in accordance with the terms and conditions set forth in this Agreement (including without limitation this and any other applicable Exhibits, appendices, addendums or attachments), and BJC shall indemnify and hold harmless Plan and BJC Medicare Member for all payments, losses, liabilities, claims, suits, actions, causes of action, costs and expenses incurred by Plan and BJC Medicare Member arising out of BJC Providers' failure to comply with the prohibition on billing contained in this Agreement, including without limitation this and any other Exhibits, appendices or attachments.


3.3 ELIGIBILITY AND BENEFIT VERIFICATION. Plan shall be responsible for the determination under each Benefit Plan covered under the scope of this Exhibit as to whether (i) a person receiving services, supplies, products or accommodations from a BJC Provider is a BJC Medicare Member, and (ii) the services, supplies, products and accommodation provided to a BJC Medicare Member are Covered Services. Plan shall provide BJC the claims and eligibility reports set forth in EXHIBIT E and shall use its reasonable efforts to provide BJC and BJC Providers in the future with real time access to Plan's eligibility files to verify BJC Medicare Member eligibility and coverage. Plan agrees that its eligibility verification processes shall be reasonable and consistently and uniformly applied to each BJC Provider. Plan shall make eligibility determinations according to its then current policies.


3.4 ADJUSTMENTS FOR RETROACTIVE ELIGIBILITY AND BENEFIT DETERMINATIONS: The parties acknowledge that Plan may from time to time make retroactive adjustments to eligibility and benefit determinations. Plan agrees to use reasonable efforts to keep such retroactive determinations to a minimum, to the extent reasonably possible using sound business judgment considering the particular Benefit Plan.


         (1) Retroactive Eligibility Cancellations. If a BJC Medicare Member's eligibility has been canceled retroactively, Plan may deduct from deposits to be made into the Claims Payment Account an amount equal to the BJC Premium previously deposited into the Claims Payment Account on account of such BJC Medicare Member after the date of the retroactive cancellation: provided, however, such amount shall not exceed an amount equal to 6 months of BJC Premium for such BJC Medicare Member. BJC shall assure that Plan may recoup from a BJC Provider any claims payments made to BJC Providers on behalf of such BJC Medicare Member during such time as the BJC Medicare Member was not eligible. BJC and BJC Providers may then bill such BJC Medicare Member for services rendered during such period of ineligibility using customary billing procedures, which billing shall not constitute a violation of the member protection and no balance billing provisions set forth in this Agreement.

         (2) Retroactive Eligibility Additions. If a BJC Medicare Member's enrollment in a BJC Provider's practice has been added retroactively, Plan shall make a deposit into the Claims Payment Account in an amount equal to the BJC Premium received (and Plan shall deduct from the Claims Payment Account an amount equal to the claims for Covered Services paid on behalf of such BJC Medicare Member) during the time period such BJC Medicare Member was eligible but not treated as a BJC Medicare Member for claims payment purposes. Such retroactive adjustments shall be made for a period not to exceed 6 months. BJC shall assure that Plan may offset and/or recoup from a BJC Provider any claims payments made to BJC Providers under another agreement or another Exhibit to this Agreement during such time as the BJC Medicare Member was eligible but not treated as a BJC Medicare Member for claims payment purposes.

The financial terms and conditions set forth in this Section 3.4 shall be BJC Provider's sole and exclusive remedy for failing to notify Plan of a BJC Medicare Member's enrollment in BJC Provider's practice.

3.5 HCFA REQUIRED BENEFIT EXPANSIONS. The parties agree that in the event as the result of a review by HCFA of Plan's annual filing of the specific Benefit Plan and range of Covered Services for BJC Medicare Members, HCFA requires Plan to increase specific Covered Services provided under Plan's Benefit Plan for BJC Medicare Members, the parties will meet to discuss in good faith a reasonable resolution to the issue of allocation of financial responsibility for such specific increased Covered Services.


                      SECTION 4: RECONCILIATION PROCEDURES


4.1 ACKNOWLEDGMENT. The parties understand and agree that because the BJC Premium and resulting amount paid into the Claims Payment Account differs for each Benefit Plan and BJC Medicare Member, and because the payment procedures differ for BJC Medicare Members, for BJC Members, and for BJC Medicaid Members, the calculations and reconciliations under this Section 4 shall not be aggregated and shall be made separately for the Medicare Benefit Plan, and other Benefit Plans included under Section 2 of this Exhibit.

4.2 BJC QUARTERLY WITHDRAWALS FROM CLAIMS PAYMENT ACCOUNT. The parties agree that from and after the fifteenth month of this Agreement, BJC may request quarterly withdrawals from the Claims Payment Account. GHP shall grant BJC's request if the Claims Payment Account has sustained a continuous minimum balance of at least 110% of the average monthly claims payment averaged over the immediately preceding 12 month period experience.

4.3 ANNUAL PREMIUM RECONCILIATION. Within 180 days after the end of each calendar year identified in Section 3.1 of this Exhibit (the "Annual Premium Reconciliation Period"), Plan shall calculate the difference between (i) the BJC Premium Amount for such calendar year less the amount of any BJC Quarterly Withdrawals actually paid to BJC during the Annual Premium Reconciliation Period, plus the amounts that were actually funded upon request by Plan or drawn upon or accessed by Plan through the BJC ILOC, and (ii) the amount of Total Provider Payments made by Plan for Covered Services provided to BJC Medicare Members during such calendar year plus IBNR claims less any amounts actually recovered by Plan from an applicable reinsurer (the "Premium Reconciliation Amount"). In the event that the Premium Reconciliation Amount is a positive number Plan shall pay that amount to BJC within 15 days of the completion of the Annual Premium Reconciliation. In the event the Premium Reconciliation Amount is a negative number BJC shall pay that amount to Plan within 15 days after receipt from Plan of the results of the Annual Premium Reconciliation. Any claims for Covered Services provided to BJC

Medicare Members which have been presented for payment or which have otherwise been identified but have not been paid within 150 days after the end of such calendar year shall be appropriately accrued for and included in the Annual Premium Reconciliation. Any such claims presented to Plan for payment following completion of the Annual Premium Reconciliation for a given calendar year shall be forwarded to BJC and payment of such claims shall be entirely BJC's responsibility. To the extent that Plan is required to pay any such claims it may offset such payments against BJC Premium amounts due to BJC in the future. Any premium payments received by Plan for a given calendar year from which BJC Premiums are required to be calculated and which are received after the completion of the Annual Premium Reconciliation for that calendar year shall be forwarded to BJC.

4.4 FINAL PREMIUM RECONCILIATION. In the event of termination of this Agreement Plan shall within 180 days of the effective date of termination calculate for any periods for which Premium Reconciliation Amounts have not already been calculated and paid (the "Final Reconciliation Period") the difference between:
(i) the BJC Premium Amount for such Final Reconciliation Period less any BJC Quarterly Withdrawals actually paid to BJC during the Final Reconciliation Period, plus any amounts actually funded upon request by Plan or amounts actually drawn upon or accessed by Plan through the BJC ILOC, and (ii) the amount of Total Provider Payments made by Plan for Covered Services provided to BJC Medicare Members during the Final Reconciliation Period plus claims for such Final Reconciliation Period less any amounts recovered by Plan from an applicable reinsurer not already calculated (the "Final Premium Reconciliation Amount") calculated consistently with Plan's other IBNR claims calculations. Any Final Premium Reconciliation Amounts owed by either party shall be paid within 90 days of receipt of notice of the Final Premium Reconciliation Amount. Any Premium Reconciliation Amounts previously calculated as due from one party to the other, but not yet paid shall be paid at the same time.

4.5 SUPPORTING INFORMATION; PREMIUM RECONCILIATION AUDIT RIGHTS. Within 180 days after the end of each calendar year and within 180 days of the effective date of termination of this Agreement Plan shall provide to BJC information establishing: (i) the Total Premium in respect of such calendar year; (ii) the Total Provider Payments in respect of such calendar year; and (iii) Plan's calculation of the BJC Premium amount and the Premium Reconciliation for such calendar year. BJC shall be entitled to review and to conduct an audit (either by BJC or by independent auditors acceptable to Plan) of Plan's books and records to verify such amounts and calculations as claimed by Plan. Any such review and/or audit shall be conducted at BJC's expense. If as the result of any such review or audit it is determined that the Premium Reconciliation as conducted by Plan was incorrect BJC and Plan shall promptly correct the Premium Reconciliation. In the event BJC and Plan are unable after good faith efforts for at least 60 days to resolve a dispute with regard to any such amount or calculation such dispute shall be settled in accordance with the dispute resolution provisions of this Agreement.


4.6 ANNUAL CLAIMS AUDIT RIGHTS. From and after October 1, 1997, BJC shall have the right to conduct quarterly audits of Plan's performance of the claims processing and claims payment function under this Agreement, but not more frequently than two times per year. Such an annual audit shall be conducted at BJC's sole expense, shall be completed within 180 days of the end of each year for the immediately preceding year, and shall be performed by a nationally recognized third party reasonably acceptable to Plan in view of Plan's reasonable competitive concerns. Such third party shall have access to and be entitled to review Plan's applicable Participating Provider agreement fee information, if any, and other books and records necessary to verify whether claims were correctly paid by Plan. Plan shall be given the opportunity to comment on the auditor's report prior to release, and all such comments shall be disclosed to BJC. The auditor's report to BJC shall specifically not include any blanket references to or specific or general disclosures of Plan's fee schedules or other rate or payment arrangements with non BJC Providers, but shall instead confirm to BJC whether Plan correctly paid the amount of the claim in accordance with the bill or the Plan Participation Agreement in effect with such claimant, as applicable. In the event the auditor's report to BJC states that Plan has not paid specific claims correctly, Plan shall use the same efforts it uses in the ordinary course of business with respect to non-BJC claims to recover the amount incorrectly paid. Any amounts recovered by Plan shall be deposited into the Claims Payment Account.


                  {Remainder of page intentionally left blank}

                                   EXHIBIT A-4
                       FEE FOR SERVICE PAYMENTS/SCHEDULES

                             SECTION 1: DEFINITIONS

COPAYMENT: The amount a Member is required to pay and BJC Provider shall collect for certain Covered Services in accordance with the Member's Benefit Plan.

CUSTOMARY CHARGE: The reasonable and customary fees charged by a provider, Participating Provider or BJC Provider ("billed charges") which do not exceed the billed charges such provider would charge any other person regardless of whether the person is a Member.

DEDUCTIBLE: The annual amount of charges for Covered Services, as provided in the Member's Benefit Plan, which the Member is required to pay and which, to the extent applicable to Covered Services provided by BJC Provider, BJC Provider may collect in accordance with the Member's Benefit Plan.

                           SECTION 2: SCOPE OF EXHIBIT

The provisions of this Exhibit apply during the term and any Renewal Term(s) of this Agreement, Covered Services rendered to Members (i) who have not chosen a BJC Provider as his or her PCP (and therefore are are not BJC Members, BJC Medicaid Members or BJC Medicare Members), and (ii) who are covered by all Plan Benefit Plans including without limitation insured and self-funded (ASO) products (Benefit Plans) sponsored or issued by all Payors (excluding those Benefit Plans covered by Exhibits A-1, A-2 and A-3), (iii) when such Members receive Covered Services from BJC Providers or at a BJC Service Site.


The terms of this Exhibit A-4 and the attached schedules also shall determine the amounts to be paid to BJC Providers out of the Claims Payment Account(s) referenced in Exhibits A-1, A-2 and A-3 of this Agreement.

The terms of this Exhibit A-4 and the attached schedules also shall determine the rates to be paid to BJC Providers during the continuation period reference in Section 9.4 and Section 10.1 of the Agreement.

               SECTION 3: SERVICE DELIVERY AND PAYMENT OBLIGATIONS

3.1 COVERED SERVICE DELIVERY. BJC and BJC Providers acknowledge and will perform the obligation to deliver Covered Services to Members in accordance with the terms of the Agreement and of this Exhibit A-4, including without limitation
Section 3 and Section 4 of the Agreement.

3.2 PAYMENT FOR SERVICES. In consideration of BJC Providers providing or arranging for the provision of Covered Services to Members covered by Benefit Plans within the scope of this Exhibit, Payor shall pay BJC Providers in accordance with the lesser of BJC Provider's

Customary Charges or the payment schedules and procedures set forth in Schedule A-4 of this Exhibit A-4. In the event a Member possesses other insurance coverage for Covered Services rendered by a BJC Provider, which pays such BJC Provider an amount less than the amounts due such BJC Provider under this subsection 3.2, then the Plan or Payor shall pay such BJC Provider the difference between what amounts are due under this subsection 3.2 and the amount paid by to the BJC Provider by the other insurer. The parties agree that to the extent BJC Providers render Covered Services to Members covered by self-funded Benefit Plans for which administrative services agreements are entered into by Plan from and after the Effective Date, Plan shall use its best efforts to include in its Payor administrative services agreements and obtain from the Payor an acknowledgment substantially in the form of Schedule A-4 (1) under which the Payor acknowledges it's obligations as a Payor under the Plan's provider participation agreements and global capitation arrangements. Plan shall additionally notify BJC in the event such a self-funded Payor has terminated its administrative services agreement with Plan or has not satisfied its obligation to fund the payment of claims. BJC Providers may then pursue payment of Covered Services from such Members and Payors directly.


3.3 SUBMISSION OF AND ADJUSTMENTS TO CLAIMS FOR COVERED SERVICES. BJC shall assure that BJC Providers submit claims for Member Covered Services to Plan in a manner and format prescribed by Plan. At Plan's request, BJC Provider may be required to submit such claims electronically in a manner and form agreed to by the parties and on at least 60 days notice to the BJC Provider. Member Covered Services claims must be received by Plan no more than 60 days from the date the Covered Services were rendered. BJC Provider agrees that claims received from and after 90 days from the date Member Covered Services were rendered may be rejected for payment, at Plan's discretion and may not be directly billed to the Member or any Payor; provided, however, that corrections or additions to such claims shall be considered by Plan if made within 30 days from BJC Provider's receipt of the initial claim payment.


Unless otherwise directed by Plan, BJC shall assure that BJC Providers submit claims using current HCFA 1500 or UB92 forms with current HCPCS coding, if applicable, current ICD9 coding and current CPT coding. BJC Providers shall include in a claim the Member number and BJC Provider's Customary Charge for the Covered Services rendered to a Member during a single instance of service. If requested by Plan, BJC Provider shall also submit BJC Provider's Federal Tax I.D. number and/or other identifiers.

Plan shall have the right to make corrective adjustments to any previous BJC Provider payment for a claim for Covered Services; provided, however, that any corrections shall be made either (1) within 6 months from receipt by Plan of such claim; (2) as part of an annual reconciliation procedure; or (3) at any time as part of a Plan audit of BJC's or BJC Provider's claims to the extent such claims adjustments arise out of billing errors, or improper, fraudulent or abusive billing practices.

3.4 ELIGIBILITY AND BENEFIT VERIFICATION. Plan shall be responsible for the determination under each Benefit Plan covered under the scope of this Exhibit as to whether (i) a person receiving services, supplies, products or accommodations from a BJC Provider is a Member, and

(ii) the services, supplies, products and accommodation provided to a Member are Covered Services.


3.5 ADJUSTMENTS FOR RETROACTIVE ELIGIBILITY AND BENEFIT DETERMINATIONS: The parties acknowledge that Plan may from time to time make retroactive adjustments to eligibility and benefit determinations. Plan agrees to use reasonable efforts to keep such retroactive determinations to a minimum, and to enforce Benefit Plan provisions prohibiting such practices by employers to the extent reasonably possible using sound business judgment considering the particular employer group and Benefit Plan. The parties acknowledge that subject to the terms of Section 3.1(2) of the Agreement, services provided to an individual when such individual was not eligible to be a Member will not be Covered Services as defined in this Agreement or in this Exhibit A-4.

================================================================================


*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.



                                  SCHEDULE A-4

All of the Covered Services referenced below shall be identified using the applicable CPT series procedure codes ("Codes") as identified in the 1997 Physicians' Current Procedural Terminology Reference ("Reference") as such Reference may be modified or updated from time to time. All such Codes shall be automatically updated to reflect changes in such Codes as such Codes may be modified, added to or deleted in subsequent editions or revisions to the Reference.

A.                                    [_]*










B. Clinical Laboratory and Radiology Services. The Plan shall reimburse BJC for Clinical Laboratory and Radiology Services (as further defined below) provided in any Medical Center by a BJC Provider to Commercial, Medicare and Medicaid Non-BJC Members [_]*

C. Pharmacy Services. The Plan shall reimburse BJC for Pharmacy products and services (as further defined below) provided in any Medical Center to Commercial, Medicare and Medicaid Non-BJC Members as follows:
                                      [_]*

*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.



                                      [_]*

                                SCHEDULE A-4 (1)

                              PAYOR ACKNOWLEDGMENT

The undersigned hereby acknowledges its status as a "Payor" under GHP's provider agreements and global capitation arrangements and its resulting obligation to provide funds to GHP with which to pay claims. Payor further acknowledges that in the event Payor fails to meet its claims funding obligations or termination of its agreement with GHP, that GHP may notify its providers of such termination.

                                   EXHIBIT B
                           SCHEDULE OF BJC PROVIDERS

All BJC employed physicians, and network physicians who have contracted with BJC or a contracting organization formed by BJC including but not limited to the Washington University Physician Organization which includes PPHO.

                                    EXHIBIT C
                               BJC'S SERVICE SITES


NEED DEFINITION BY ZIP CODE, COUNTY, AND A MAP

                                    EXHIBIT D
                               PLAN'S SERVICE AREA



SEE ATTACHED

                                   EXHIBIT E
                             FORMS OF I.S. REPORTS
                                 [see attached]

                                   EXHIBIT F
                         MEDICAL CENTER MEMBERSHIP LIST

                                 [See attached]

                                   EXHIBIT G
                      PERFORMANCE STANDARDS AND SANCTIONS

                       [needs to be developed by parties]

                                    EXHIBIT H
                               DELEGATED FUNCTIONS


                         TO BE DEVELOPED BY THE PARTIES

                                   EXHIBIT I
                      BJC'S ERRORS AND OMISSIONS INSURANCE
                           DECLARATION PAGE ATTACHED

                                   EXHIBIT J
                           BJC'S CORPORATE GUARANTEE

                                    EXHIBIT K
               CERTIFICATE OF COMPLIANCE WITH LAWS IN RELATION TO
                          EQUAL EMPLOYMENT OPPORTUNITY

                   SUPPLEMENT TO CONTRACTS AND PURCHASE ORDERS

As a supplier of goods and services to Group Health Plan, Inc. (GHP), or any of its subsidiaries or affiliates, which may be used in the performance of U.S. Government contracts, Contractor agrees that the following provisions will, unless inapplicable under Federal rules and regulations, apply to all contracts and purchase orders for goods and services which have been or will be entered into between Contractor and GHP. This agreement is given by Contractor in consideration of purchases by GHP from Contractor and is hereby incorporated by reference as a supplement of each past and future contract or purchase order.

EQUAL EMPLOYMENT OPPORTUNITY. If the aggregate total contract or purchase order value exceeds $10,000, Contractor agrees that Contractor will not discriminate against any employee or applicant for employment because of race, color, religion, sex or national origin; and that Contractor will take affirmative action to ensure that applicants are employed, and that employees are treated during employment, without regard to their race, color, religion, sex, or national origin. Without limiting the foregoing, Contractor agrees to and shall be bound by the provisions of the equal opportunity clause set forth at 41 CFR 60-1.4, which is Incorporated by reference.

CERTIFICATION OF NONSEGREGATED FACILITIES. If the total contract or purchase order value exceeds $10,000, Contractor agrees as follows:

Contractor certifies that it does not and will not maintain or provide for its employees any segregated facilities at any of its establishments, and that it does not and will not permit its employees to perform their services at any location under its control where segregated facilities are maintained. Contractor agrees that a breach of this certification is a violation of the Equal Opportunity clause required by Executive Order 11246 of September 24, 1965. As used in this certification, the term "segregated facilities" means any waiting rooms, work areas, rest rooms and wash rooms, restaurants and other eating areas, time clocks, locker rooms and other storage or dressing areas, parking lots, drinking fountains, recreation or entertainment areas, transportation, and housing facilities provided for employees which are segregated by explicit directive or are in fact segregated on the basis of race, color, religion, or national origin because of habit, local custom, or otherwise.

Contractor further agrees that (except where it has obtained identical certifications from proposed subContractors for specific time periods) it will obtain identical certifications from proposed subContractors prior to the award of subcontracts exceeding $10,000 which are not exempt from the provisions of the Equal Opportunity Clause; that it will forward the following notice to such proposed subContractors (except where the proposed subContractors have submitted identical certifications for specific time periods):




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



Notice to Prospective SubContractors of Requirement For Certification of NonSegregated Facilities

A Certification of Nonsegregated Facilities, as required by the May 21, 1968, order on Elimination of Segregated Facilities, by the Secretary of Labor (33 Fed. Reg. 7804, May 28,1968), must be submitted prior to the award of a subcontract exceeding $10,000 which is not exempt from the provisions of the Equal Opportunity Clause. The certification may be submitted either for each subcontract or for all subcontracts during a period (i.e., quarterly, semiannually, or annually). NOTE: The penalty for making false statements in offers is prescribed in 18 U.S.C. Section 1001.

AFFIRMATIVE ACTION COMPLIANCE PROGRAM. If the total contract or purchase order value is $50,000 or more and Contractor has 50 or more employees, Contractor will develop a written Affirmative Action Compliance Program for each of its establishments consistent with the rules and regulations of the Department of Labor at 41 CFR 60-1 and 60-2, as such rules and regulations may be amended from time to time.

EQUAL EMPLOYMENT OPPORTUNITY REPORTING REQUIREMENTS. If the total contract or purchase order value is $50,000 or more and Contractor has 50 or more employees, Contractor will complete and file Government Standard Form 100, Equal Employment Opportunity Employer Information Report EEO-1, in accordance with the instructions contained therein.

EQUAL EMPLOYMENT OPPORTUNITY - VETERANS. If the total contract or purchase order value is $10,000 or more, Contractor agrees to take affirmative action to employ and advance in employment qualified disabled veterans and veterans of the Vietnam era consistent with the rules and regulations of the Department of Labor at 41 CFR 60- 250.4, as such rules and regulations may be amended from time to time. Without limiting the foregoing, Contractor agrees to and shall be bound by the provisions of the affirmative action clause set forth at 41 CFR 60-250.4, which is incorporated by reference.

EQUAL EMPLOYMENT OPPORTUNITY - HANDICAPPED. If the total contract or purchase order value is $2,500 or more, Contractor agrees to take affirmative action to employ, advance in employment, and otherwise treat qualified handicapped individuals without discrimination consistent with the rules and regulations of the Department of Labor at 41 CFR 60-741, as such rules and regulations may be amended from time to time. Without limiting the foregoing, Contractor agrees to and shall be bound by the provisions of the affirmative action clause set forth at 41 CFR 60- 741.4, which is incorporated by reference.

EXAMINATION OF RECORDS. If the total contract or purchase order value exceeds $10,000, Contractor agrees that the Controller General of the United States or a duly authorized representative of the General Accounting Office shall have access to, and the right to examine books, documents, papers or other records pertaining to such contracts or purchase order(s).



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

Contractor will furnish all information and reports required by Executive Order No. 11246, as amended, and by the rules and regulations promulgated thereunder, and will permit access to its books, records and accounts by the contracting agency and the Secretary of Labor for purposes of investigating compliance with such rules and regulations.

CLEAN AIR AND WATER. Contractor certifies as follows:

(a) No facility to be utilized in the performance of its contracts with GHP has been listed on the Environmental Protection Agency List of Violating Facilities for one or more violations of the Clean Air Act (42 U.S.C. 7401 et seq.) or the Clean Water Act (33 U.S.C. 1251 et seq.).

(b) Contractor will promptly notify GHP of the receipt of any communication from the Director, Office of Federal Activities, Environmental Protection Agency, indicating that any facility which Contractor proposes to use for the performance of its contracts with GHP is under consideration to be listed on the EPA list of Violating Facilities.

(c) Contractor will include substantially this certification, including this paragraph (c), in every nonexempt subcontract.

UTILIZATION OF SMALL BUSINESS AND SMALL DISADVANTAGED BUSINESS CONCERNS. Contractor understands that it is the policy of the United States that small business and small business concerns owned and controlled by socially and economically disadvantaged individuals shall have the maximum practicable opportunity to participate in the performance of contracts let by any Federal agency.

Contractor hereby agrees to carry out this policy in the awarding of subcontracts to the fullest extent consistent with the efficient performance of its contracts with GHP. Contractor further agrees to cooperate in any studies or surveys as may be conducted by the United States Small Business Administration or the awarding agency of the United States as may be necessary to determine the extent of Contractor's compliance with this clause.

The term "small business concern" shall mean a small business as defined pursuant to Section 3 of the Small Business Act and relevant regulations promulgated under that Act. The term "small business concern owned and controlled by socially and economically disadvantaged individuals" shall mean a small business Concern(a) which is at least 51 per centum owned by one or more socially and economically disadvantaged individuals; or, in the case of any publicly owned business, at least 51 per centum of the stock of which is owned by one or more socially and economically disadvantaged individuals; and (b)whose management and daily business operations are controlled by one or more of such individuals. The Contractor shall presume that socially and economically disadvantaged individuals include Black Americans, Hispanic Americans, Native Americans, Asian-Pacific Americans, and other minorities, or any other individuals found to be disadvantaged by the Small Business Administration pursuant to Section 8(a) of the Small Business Act.



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

Contractor acting in good faith may rely on written representations by its subContractors regarding their status as either a small business concern or a small business concern owned and controlled by socially and economically disadvantaged individuals.

If the total contract or purchase order value exceeds $500,000, Contractor agrees to adopt and comply with a small business and small disadvantaged business subcontracting plan containing all the terms and provisions required of such plans by the Small Business Act, as amended, and all pertinent regulations promulgated under that Act.

CERTIFICATION AND DISCLOSURE REGARDING PAYMENTS TO INFLUENCE CERTAIN FEDERAL TRANSACTIONS. If the total contract or purchase order value exceeds $100,000, Contractor agrees as follows: Contractor certifies to the best of its knowledge and belief on or after December 23, 1989, that:

(a) No Federal appropriated funds have been paid or will be paid to any person for influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a member of Congress on his or her behalf in connection with the awarding of any Federal grant, the making of any Federal grant, the making of any Federal ban, the entering into of any cooperative agreement, and the extension, continuation, renewal, amendment or modification of any Federal continuation, renewal, amendment.

(b) If any funds other than Federal appropriated funds (including profit or fee received under a covered Federal transaction) have been paid, or will be paid, to any person for influencing or attempting to influence an officer or employee of any agency, a member of Congress, an officer or employee of Congress, or an employee of a Member of Congress on his or her behalf in connection with any solicitation of the Federal government, the Contractor shall complete and submit, with its offer, OPM Standard Form LLL, Disclosure of Lobbying Activities, to the contracting officers.

(c) The definitions and prohibitions contained in FAR 52.203-12 are hereby incorporated by reference in this certification.

REQUESTED INFORMATION. As a Federal Government Contractor, GHP is required to exercise its best efforts to carry out certain policies of the Federal Government regarding utilization of small business concerns, small business concerns owned and controlled by socially and economically disadvantaged individuals, labor surplus area concerns, and woman-owned small business concerns. Accordingly, would you please indicate below whether or not your company is a "small business concern," as defined in Section 3 of the Small Business Act, as amended, 15 U.S.C. 632 and regulations issued under that Act; a "small business concern owned and controlled by socially and economically disadvantaged individuals," as defined in Section 8(d) of the Small Business Act, as amended, 15 U.S.C. 637(d) and regulations issued under that Act; a "labor surplus area concern," as defined In 41 CFR 1-1.801 and 32 CFR 7-104.20; and/or a "woman-owned small business," as defined in Federal Acquisition Regulation issued in Executive Order 12138 of May 18, 1979. If you have any questions concerning your status with




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

regard to these categories, you can consult the office of the Small Business Administration servicing your area.

[  ] Contractor is  [ ] Contractor is not  a Small Business* Concern

[ ] Contractor is [ ] Contractor is not a Small Business Concern Owned and Controlled by Socially and Economically Disadvantaged Individuals

[ ] Contractor is  [ ] Contractor is not a Labor Surplus Area Concern

[ ] Contractor is  [ ] Contractor is not a Woman-Owned Small Business


Contractor's Name:

By:
    -----------------------------
Title:
      ---------------------------
Date:
     ----------------------------


*NOTE: The Small Business Administration (SBA) establishes small business size standards on an industry-by-industry basis in its regulations at 13 CFR 121, as amended (the "SBA regulations"). For each industry classification, the SBA regulations set forth the maximum number of employees or annual receipts that are allowed for a concern (including affiliates) to still be considered small, but these thresholds vary by industry. For example, the number of employees allowed generally ranges from 500 to 1,000 depending on the industrial classification. Contractor should refer to the SBA regulations to assist it in answering these questions.




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








                                   EXHIBIT L
             FORM OF BJC LETTER OF CREDIT FOR EXHIBITS A-1 AND A-3

                                   NEED FORM

                                  EXHIBIT L-1
                  FORM OF BJC LETTER OF CREDIT FOR EXHIBIT A-2

                                   EXHIBIT M
                          PLAN AND BJC CONTACT PERSONS

                             GHP:  Patricia Harger

                            BJC:  Zach Gerbarg, M.D.












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




                                    EXHIBIT H
                               DELEGATED FUNCTIONS

                     SECTION 1: DELEGATION OF CREDENTIALING

The parties agree that if BJC's credentialing procedures meet Plan standards and guidelines, and the standards and guidelines of any Plan accrediting organizations including without limitation NCQA, Plan shall delegate the responsibility for credentialing Providers to BJC; however, Plan retains the right to approve new health care providers and sites and to terminate or suspend individual Providers. If such such function is delegated to BJC, BJC shall comply with the followng requirements:

1.1 BJC agrees that current and future health care providers that join BJC must be properly credentialed before they may render Covered Services to Members pursuant to this Agreement. In addition, BJC shall immediately notify Plan in writing of all new Providers who become affiliated with and are credentialed by BJC, as well as those who are no longer affiliated with BJC, and BJC shall cooperate with Plan's timelines and schedules related to the production of accurate provider directories.

1.2 BJC shall maintain all records necessary for Plan to monitor the effectiveness of BJC's credentialing and recredentialing process, including without limitation records related to the credentialing of all current or future Providers ("Provider Records"). Annually, BJC shall provide the Plan with its Credentialing Policies for review and evaluation and shall permit and cooperate with the Plan's on-site review of BJC's Provider Records, which shall be conducted by the Plan during BJC's normal business hours and with reasonable prior notice given. The Plan's on-site review shall consist of its review of the greater of five percent (5%) or fifty (50) of BJC's Provider Records to ensure compliance with the standards of the Plan, NCQA and any other of Plan's accrediting organizations, and all applicable Federal and state laws and regulations. BJC shall furnish the Plan with each Provider's signed authorization permitting the Plan to review such Provider Records, in a form that provides a release of liability to the Plan and its authorized representatives in conjunction with conducting such reviews.

1.3 BJC shall submit to Plan credentialing and recredentialing reports ("Reports") that identify those Providers credentialed/recredentialed, the effective date of such action, the most recent prior date of credentialing/recredentialing and the effective date of such Providers' participation with the Plan and the other information set forth in the incorporated Schedule H. Such reports shall be furnished to the Plan by BJC on a quarterly basis.

1.5 Plan shall provide BJC written notice and description of any deficiencies in BJC's credentialing process and recommendations regarding correction of same. BJC agrees to correct, within 60 days, any such deficiencies and provide Plan written notice of such correction within the same time period, after which Plan will provide BJC with a date for re-review of such corrected issue.



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

1.6 Plan shall have the right, upon 30 days written notice to BJC, to revoke and take over some or all of the credentialing responsibilities delegated to BJC.

                 SECTION 2: DELEGATION OF UTILIZATION MANAGEMENT

The parties agree that if BJC's UM policies and procedures meet Plan standards and guidelines, and the standards and guidelines of any Plan accrediting organizations including without limitation NCQA, Plan shall delegate the responsibility for initial UM determinations to BJC; however, Plan retains the right to address and resolve any Member appeals of BJC's UM determinations and for all Provider UM determinations. If such such function is delegated to BJC, BJC shall comply with the followng requirements:

         2.1 The parties agree that if BJC's Utilization Management ("UM") policies and procedures meet Plan standards and guidelines, and the standards and guidelines of any Plan accrediting organizations including without limitation NCQA, Plan shall delegate the responsibility for initial UM determinations to BJC; however, Plan retains the right to address and resolve all Member and Provider UM appeals.


         2.2 If the Plan delegates the responsibility of making initial utilization management ("UM") determinations ("Determinations") to BJC pursuant to this Agreement, BJC shall make such Determinations in accordance with the UM policies prepared or approved by the Plan, the terms of the Member's Benefit Plan and the Employee Retirement Income and Security Act of 1974 ("ERISA").


         2.3 In the event of such delegation, BJC shall maintain a UM program description and policies and procedures that are in compliance with the Plan's standards and the NCQA standards for Utilization Management. The UM program description will include BJC's mechanism for handling initial determinations and denials and the communication and provision of all information pertaining to same to Plan for its handling of UM appeals. Annually, BJC shall provide the Plan with a current UM program description, policies and procedures, and the criteria used for medical review. BJC shall also provide the Plan with monthly UM reports in such time frames as are mutually agreed to by the parties in such form and content as specified in the incorporated Schedule H.


         2.4 The Plan shall provide written feedback to BJC following its review and evaluation of the UM program descriptions and policies and procedures within thirty (30) days of the receipt of BJC's documents.


         2.5 Upon rendering an initial determination ("Determination"), BJC shall promptly notify a Member, in writing, of Determination, along with an explanation of his or her right to appeal that Determination to the Plan in accordance with the Member grievance procedure of his or her their Benefit Plan. In the event of such appeal, BJC shall promptly furnish the Plan with all relevant information and documentation regarding the Member's complaint/grievance, all relevant information and documentation pertaining to BJC's Determination and the Member's request for appeal. The form of such Member notification shall be in accordance with the form set forth in the incorporated Schedule H-1.


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